As filed with the Securities and Exchange Commission on February 26, 2010

Registration No. 333-—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Address of Principal Executive Offices)

Thomas H. Tamoney, Jr.

Senior Vice President, Deputy General

Counsel and Assistant Secretary

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jean M. McLoughlin

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG 2004 Long Term Incentive Plan (2)	422,407 shares(2)	$47.81(3)	$20,196,622.68(3)	$1,440.09(3)
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG 2004 Long Term Incentive Plan (4)	1,816 shares(4)	$62.09(5)	$112,755.44(5)	$8.04(5)
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG 2002 Long Term Incentive Plan (2)	363,616 shares(2)	$44.03(3)	$16,011,702.64(3)	$1,141.65(3)
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG Long Term Incentive Plan (2)	228,870 shares(2)	$37.47(3)	$8,574,717.91(3)	$611.40(3)
Common Stock, par value 1 2/3 cents per share, to be issued under the The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan (2)	58,809 shares(2)	$28.15(3)	$1,655,182.74(3)	$118.02(3)
Common Stock, par value 1 2/3 cents per share, to be issued under the PBG Stock Incentive Plan (2)	22,701 shares(2)	$37.23(3)	$845,146.84(3)	$60.31(3)
Total Shares	1,098,219 shares			$3,379.51

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of share splits, share dividends and antidilution provisions.
(2)	Represents shares issuable pursuant to outstanding options under the respective incentive plans.
(3)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h) under the Securities Act, based upon the weighted average exercise price of outstanding options.
(4)	Represents shares issuable pursuant to outstanding restricted stock units under the PBG 2004 Long Term Incentive Plan.
(5)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of PepsiCo, Inc. as reported on the New York Stock Exchange on February 23, 2010.

EXPLANATORY NOTE

This Registration Statement registers:

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424,223 shares of common stock, par value 1 2/3 cents per share (“Common Shares”), to be offered pursuant to the PBG 2004 Long Term Incentive Plan, 363,616 Common Shares to be offered pursuant to the PBG 2002 Long Term Incentive Plan, 228,870 Common Shares to be offered pursuant to the PBG Long Term Incentive Plan, 58,809 Common Shares to be offered pursuant to the The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and 22,701 Common Shares to be offered pursuant to the PBG Stock Incentive Plan (collectively, the “Plans”).

Pursuant to the Agreement and Plan of Merger, dated as of August 3, 2009, among The Pepsi Bottling Group, Inc. (“PBG”), PepsiCo, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc., all outstanding equity-based awards under the Plans shall be converted to analogous awards with respect to Common Shares on the date at which the merger contemplated thereunder becomes effective.

This Registration Statement registers Common Shares to be offered pursuant to the Plans to former employees of PBG and its respective affiliates who continue to hold equity awards under the Plans. This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that former employees of an issuer may use Form S-8 to exercise options only if the options were granted to such employees while they were employed by the issuer. A Registration Statement on Form S-8 will be filed to register Common Shares to be offered pursuant to the Plans to current employees of PBG and its respective affiliates who continue to hold equity awards under the Plans.

This Registration Statement contains the form of prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of common stock upon exercise or settlement of equity awards under the Plans.

PROSPECTUS

PepsiCo, Inc.

1,098,219 Shares of Common Stock

under

PBG 2004 Long Term Incentive Plan

PBG 2002 Long Term Incentive Plan

PBG Long Term Incentive Plan

The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan

PBG Stock Incentive Plan

This prospectus, dated February 26, 2010, covers the offer and sale by us of shares of our common stock upon the exercise of options or the settlement of restricted stock units that are currently outstanding and held by eligible former employees of The Pepsi Bottling Group, Inc. (“PBG”) and its subsidiaries under the PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and the PBG Stock Incentive Plan (collectively, the “Plans”).

This prospectus also covers such additional shares of common stock that may become available from time to time under the Plans. We will receive the exercise or purchase price of certain stock-based awards under the Plans if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis.

Our common stock is listed on the New York Stock Exchange under the symbol “PEP.” The closing price of our common stock on February 25, 2010 was $62.30 per share.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under “Risk Factors” in our most recent annual report on Form 10-K filed with the Commission.

Neither the Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

This prospectus covers the offer and sale by us of shares of our common stock upon exercise of options or the settlement of restricted stock units that are currently outstanding and held by eligible former employees of PBG and its subsidiaries under the Plans. See “Appendix A—Plan Prospectuses.” This prospectus also covers such additional shares of common stock that may become available from time to time under the Plans.

FORWARD-LOOKING STATEMENTS

We discuss expectations regarding our future performance, such as our business outlook, in our annual and quarterly reports, press releases, and statements incorporated by reference in this prospectus. These statements, and statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties, and investors must recognize that events could turn out to be significantly different from our expectations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake to update our forward-looking statements to reflect future events or circumstances, except as may be required by applicable law.

USE OF PROCEEDS

We will receive the exercise or purchase price of certain stock-based awards under the Plans if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital.

PLAN OF DISTRIBUTION

Outstanding equity awards with respect to shares of PBG common stock were previously granted under the Plans to eligible employees, consultants, and directors of PBG and its respective subsidiaries and have been converted to analogous equity awards with respect to shares of our common stock. Shares of our common stock are issuable pursuant to incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and other stock-based awards previously granted under the Plans. See “Appendix A—Plan Prospectuses.”

DESCRIPTION OF CAPITAL STOCK

Our common stock to be offered is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For a description of the stock-based awards that will be issued pursuant to the Plans, see “Appendix A—Plan Prospectuses.”

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary. Mr. Tamoney owns shares of our common stock and holds options to purchase shares of our common stock.

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EXPERTS

The consolidated financial statements of PepsiCo, Inc. as of December 26, 2009 and December 27, 2008, and for each of the years in the three-year period ended December 26, 2009, and the effectiveness of internal control over financial reporting as of December 26, 2009, are incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

(a) Annual Report of PepsiCo, Inc. on Form 10-K for the fiscal year ended December 26, 2009;

(b) All reports of PepsiCo, Inc. filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 26, 2009;

(c) The description of our common stock contained in our most recent Registration Statement on Form 8-A, pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report we filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

PepsiCo, Inc.

Manager, Shareholder Relations

700 Anderson Hill Road

Purchase, New York 10577

(914) 253-3055

*  *  *  *  *

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APPENDIX A—PLAN PROSPECTUSES

PBG 2004 Long Term Incentive Plan

PBG 2002 Long Term Incentive Plan

PBG Long Term Incentive Plan

The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan

PBG Stock Incentive Plan

Prospectus Amendment

February 26, 2010

This Prospectus Amendment relates to the PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and the PBG Stock Incentive Plan (collectively, the “Plans”) and amends any prior prospectus you may have received with respect to the Plans. The following changes have been made to reflect the merger of The Pepsi Bottling Group, Inc. (“PBG”) with PepsiCo, Inc. (“PepsiCo”).

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Conversion of PBG Options. Each PBG option outstanding immediately prior to the effective time of the merger was converted into an adjusted option to acquire, on the same terms and conditions as were applicable under the PBG option immediately prior to the effective time of the merger, the number of shares of PepsiCo common stock equal to the product of (i) the number of shares of PBG common stock subject to the PBG option immediately prior to the effective time of the merger multiplied by (ii) the closing exchange ratio (as described below), rounded down to the nearest whole share. The exercise price per share of PepsiCo common stock subject to an adjusted option is an amount (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of PBG common stock subject to the PBG option immediately prior to the effective time of the merger divided by (B) the closing exchange ratio.

The closing exchange ratio is equal to the quotient of (a) the closing price of a share of PBG common stock on the business day immediately before the effective time of the merger divided by (b) the closing price of a share of PepsiCo common stock on the business day immediately before the effective time of the merger.

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Conversion of PBG RSUs. At the effective time of the merger, each PBG cash-settled or stock-settled restricted stock unit (“RSU”) outstanding at the effective time of the merger along with dividend equivalent units corresponding to dividend equivalents credited with respect to such phantom stock unit or RSU, was adjusted so that its holder will be entitled to receive, upon settlement, a number of shares of PepsiCo common stock (or cash in an amount equal to the aggregate value of such shares) (i) equal to the product of (A) the number of shares of PBG common stock subject to the PBG RSU (as well as any associated dividend equivalent units) immediately prior to the effective time of the merger multiplied by (B) 0.6432 and (ii) then rounded down to the nearest whole share. The conversion of PBG RSUs (as well as any associated dividend equivalent units) held by PBG employees based outside the United States may be adjusted to the extent necessary to comply with local law or to minimize adverse tax consequences in the foreign countries in which such PBG employees are based.

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No Future Awards. Since PBG shareholders approved the PBG 2004 Long Term Incentive Plan, the PBG 2004 Long Term Incentive Plan has been the only plan that PBG has used to make equity awards to its employees. At the effective time of the merger, no future awards will be made under the PBG 2004 Long-Term Incentive Plan or any of the other Plans.

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Plan Administration. At the effective time of the merger, the authority to administer the Plans was transferred to the Compensation Committee of the Board of Directors of PepsiCo from the Compensation and Management Development Committee of PBG’s Board of Directors.

Prospectus for PBG 2004 Long Term Incentive Plan

The Pepsi Bottling Group, Inc.

PBG Long-Term Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG Long-Term Incentive Plan (the “Plan”), and the 18,000,000 shares of The Pepsi Bottling Group, Inc. common stock offered through the Plan. This Prospectus contains information about awards under the Plan, including:

•	2004 Option Grants

•	2004 Pro-Rata Awards

•	Special Awards

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

The Prospectus covers eligibility, vesting and exercise for these Awards.

You should read this Prospectus carefully so you will know how the PBG Long-Term Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

March 1, 2004

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The Pepsi Bottling Group, Inc.

The Pepsi Bottling Group, Inc. and direct or indirect subsidiaries or affiliates (collectively, “PBG”), is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589. Its general telephone number is 914-767-6000.

The PBG Long-Term Incentive Plan

This Prospectus describes the PBG Long-Term Incentive Plan, as in effect on March 1, 2004 (the “Plan”).

To receive awards under the Plan, you must be an eligible executive of PBG: that is, you must be a PBG executive who is classified as Salary Band I or above (or the equivalent).

As an eligible executive, the Plan is designed to provide you with long term incentives that reward you for your role in growing PBG’s business and increasing the value of PBG Common Stock.

The Plan is not subject to section 401(a) of the Internal Revenue Code of 1986, as amended, which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

This Prospectus

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

Inquiries:

For additional information about the PBG Long-Term Incentive Plan, please contact:

Administrator, Long-Term Incentive Plan The Pepsi Bottling Group, Inc. One Pepsi Way Somers, New York 10589 914-767-1600

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SUMMARY OF THE LONG-TERM INCENTIVE PLAN

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ELIGIBILITY FOR THE 2004 STOCK OPTION GRANT: The Compensation and Management Development Committee of the Board of Directors of PBG (the “Committee”) has been given the authority to administer the Plan. The Committee determines the eligible executives who receive a stock option grant. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period. The number of stock options you can receive is based on your Salary Band.

•	EXERCISE PRICE: The exercise price for the 2004 Stock Options is $29.50, the Fair Market Value (as defined below) of PBG’s Common Stock on March 1, 2004.

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VESTING: The 2004 Stock Options granted hereunder gradually vest over an approximately three-year period; 25% vest on March 30, 2005, 25% vest on March 30, 2006, and the remaining 50% vest on March 30, 2007.

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EXERCISE: Once your 2004 stock options vest, you may exercise them during their term. The option term expires approximately ten years after the grant date (i.e., March 29, 2014). Exercising means you use your options to buy PBG Common Stock at the exercise price. After you exercise your options, you can then sell your stock to get cash. Or, you can exercise your options and hold onto the PBG stock.

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2004 PRO-RATA AWARD: If you are newly hired into an eligible executive position after March 1, 2004 (but not later than August 31, 2004), you may be eligible for a 2004 Pro-Rata grant of stock options in September 2004. The exercise price will be based on the Fair Market Value of PBG Common Stock on the date of the grant. 2004 Pro-Rata grants will gradually vest over an approximately three-year period, with 25% vesting on September 1, 2005, 25% on September 1, 2006 and the remaining 50% on September 1, 2007. The number of options is determined under a special schedule established by the Committee.

•	OTHER AWARDS: The Committee reserves the right to make, in its discretion, special awards to selected executives and to implement future grant programs for PBG’s executives.

•	ADMINISTRATION: The Plan is administered by the Committee (and its delegates).

•	TERMS: The Committee reserves the right to amend and terminate the Plan (but no amendment may adversely affect already granted awards without your consent).

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TRACKING YOUR STOCK OPTIONS: You will be given an account statement periodically. These statements will set forth detailed information about your transactions and will show the number of vested and unvested options that you hold.

•	MISCONDUCT: Your awards will be forfeited if you commit misconduct. Any gains in the last 12 months that relate to your awards will also be recovered.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully.

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PLAN AWARDS

Eligibility for Plan Awards. You are eligible for awards under the Plan while you are employed as an executive of PBG who is:

•	Classified as Salary Band I or above (or the equivalent), and

•	Assigned to work in the United States, Canada, Spain, Greece, Turkey, Mexico or another eligible country.

Because of local law restrictions, Russia is currently an eligible country only with respect to executives who are classified by PBG as expatriates. If you work in a country not named above, check with PBG’s Executive Compensation Department for information on whether local law permits your work location to be an eligible country. From time to time, eligibility may be modified to reflect changes in local law.

If you meet these eligibility requirements, you are referred to as an “Eligible Executive.”

Types of Awards. You may be eligible for a 2004 grant of stock options if you are an Eligible Executive on March 1, 2004. In addition, from time to time, certain executives may be given a special award under the Plan.

Each of the awards is described in the following pages of this document.

2004 GRANTS OF STOCK OPTIONS

If you are actively employed as an Eligible Executive on March 1, 2004, you may be selected to receive a 2004 grant of stock options to purchase PBG Common Stock.

Options Received. If you are selected to receive a 2004 grant, the number of options you receive is calculated based on a multiple of your base salary. The multiple depends upon your Salary Band, as follows:

•	Band I: 1 times salary

•	Band II: 2 times salary

•	Band III: 4 times salary

•	Band IV: 6 times salary

•	Band V 8 times salary

Grants for executives above Band V are individually determined, based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. The 2004 stock options granted hereunder have a grant price of $29.50, which was the Fair Market Value (as defined below) of PBG stock on March 1, 2004.

For example—If your salary is $100,000 and you are classified as Salary Band I, your grant amount will be 1 times your salary or $100,000. This amount is then divided by $29.50 to determine the number of options in your grant. This results in your receiving 3,390 options, calculated as follows—$100,000 ÷ $29.50 = 3,389.8 which is then rounded to 3,390.

Definition of Fair Market Value: For various awards, the concept of “Fair Market Value” is important. Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest one-fourth. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used.

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Exercise Price: The price at which the 2004 options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price (called the “exercise price”) no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes up, you may buy at this exercise price and have an investment gain—which is equal to the difference between how much you pay to buy the stock and how much it is worth.

Vesting and Exercise of Options. While you remain employed by PBG, the 2004 stock options granted hereunder gradually vest over a period of approximately three years. Accordingly, 25% of your 2004 options will vest on March 30, 2005, 25% will vest on March 30, 2006 and the remaining 50% will vest on March 30, 2007. Once your 2004 options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., March 29, 2014).

Exercising your options refers to when you use your right to buy at the exercise price. Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.” Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

2004 PRO-RATA AWARDS

If you are newly hired into an eligible executive position after March 1, 2004 (but not later than August 31, 2004), you may be eligible for a 2004 Pro-Rata grant of stock options. 2004 Pro-Rata grants are scheduled to be made in September of 2004. The Committee (or its delegate), however, has the discretion to decide who will receive a 2004 Pro-Rata grant and when they will be made.

Options Received. If you are selected to receive a 2004 Pro-Rata grant, the number of options you receive is calculated based on a multiple of your salary. The multiple depends upon your Salary Band, as follows:

•	Band I: .5 times salary

•	Band II: 1 times salary

•	Band III: 2 times salary

•	Band IV: 3 times salary

•	Band V 4 times salary

2004 Pro-Rata grants for executives above Band V are individually determined based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your 2004 Pro-Rata grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. 2004 Pro-Rata grants will have a grant price equal to the Fair Market Value of PBG stock on September  1, 2004.

Exercise Price: The price at which 2004 Pro-Rata grant options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price no matter how high the price of PBG stock rises on the market.

Vesting and Exercise of Options. While you remain employed by PBG, 2003 Pro-Rata stock options granted hereunder gradually vest over a period of three years. Accordingly, 25% of your 2004 Pro-Rata options will vest on September 1, 2005, 25% will vest on September 1, 2006 and the remaining 50% will vest on September 1, 2007. Once your 2004 Pro-Rata options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., August 31, 2014). Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.”

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OTHER LONG-TERM INCENTIVE AWARDS

The PBG Long-Term Incentive Plan authorizes the Committee or its delegate to grant additional long-term incentive awards on a discretionary basis. These are expected to be stock options, but the Plan also authorizes other types of stock awards.

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Special Awards. In appropriate circumstances, a special award may be made upon the recommendation and approval of the Committee to recognize a selected individual. The terms of any special grant are specified by the Committee and then set forth in a written agreement.

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Incremental Awards. The Committee or its delegate may approve incremental award of stock options for newly hired executives. An incremental award is made where determined to be competitively necessary by the Committee or its delegate. The terms of any incremental award are specified by the Committee or its delegate and then set forth in a written agreement.

Other Awards. PBG will announce the terms of its future grant program for PBG executives.

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EXERCISING YOUR OPTIONS

When you “exercise” your options, you pay the exercise price and receive PBG Common Stock in exchange for your options. Once you exercise your options, you can either hold onto your PBG Common Stock as an investment or sell it for cash. This section discusses when you may exercise your options and the different ways to exercise.

WHEN YOU MAY EXERCISE

While you remain employed by PBG, you may exercise options granted under the Plan any time between the vesting date for that award and the end of the option term, when the options expire. For example, the 2004 stock options gradually vest over a three-year period and the full option term ends 10 years from the grant date.

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Termination of Employment: If your employment with PBG terminates for any reason other than (i) your retirement, death or disability or (ii) through a Company-approved transfer to an allied organization, you have 10 business days from your date of termination to exercise your options that are vested as of that date. Any options that are unvested on that date will be canceled.

If you are terminated for “misconduct,” all of your stock options are immediately canceled.

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Retirement or Disability. Upon your retirement or disability, a portion of your unvested stock options vest. The portion of these options that vests is in proportion to your active service during the period the options were originally scheduled to vest (i.e., the period from the grant date through the vesting date). You then have the full option term to exercise vested options following your retirement or disability. “Retirement” and “disability” are defined below.

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Death. In the event you die before exercising your options, all of your outstanding options will vest and will pass by your will (or if you die without a will, by the laws of descent and distribution). These options can be exercised at any time during the option term, just as if you had not died. The option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. Your personal representative or whoever inherits your options will be permitted to exercise them once satisfactory legal documentation has been provided regarding the individual’s rights to your options.

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Company-approved transfers. In the event that your employment with PBG terminates through a Company-approved transfer to an allied organization, your stock options shall vest immediately prior to such transfer and you may exercise them during their term (i.e. March 29, 2014). However, if you are terminated from the allied organization for “misconduct”, all of your stock options are immediately cancelled.

“Retirement” refers to termination of PBG employment after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time. If the PBG Salaried Employees Retirement Plan does not apply to you, “retirement” shall have the meaning specified by the Committee.

You are considered to have a “disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “disability” shall have the meaning specified by the Committee.

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WAYS TO EXERCISE YOUR OPTIONS

Currently, there are four different ways to exercise your options under the Plan. You can select any of the methods described below for all or part of your options.

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Cashless Sell-Stock Exercise. A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and receive all cash from the transaction. The way it works is that when you exercise your options, all the PBG Common Stock resulting from your exercise is sold immediately. A portion of the proceeds is used to pay the exercise price for your options, as well as taxes and fees. You are then sent a check for the rest of the proceeds.

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Cashless Hold-Stock Exercise. A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and retain as much PBG Common Stock as possible. Under this method, a portion of the PBG Common Stock acquired when you exercise your options is sold—just enough to pay for the cost of exercising your options, plus taxes and fees. The remainder of the PBG Common Stock acquired from the exercise is delivered to you.

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Cash-Purchase Exercise. In a Cash-Purchase Exercise, you advance the exercise price and taxes out of your own funds in order to exercise your options. Some of your PBG Common Stock is then sold to pay fees, and the remainder of the PBG Common Stock is delivered to you. This method results in you having more PBG Common Stock as a result of the exercise than under the cashless methods, but requires you to pay the exercise price and taxes from your personal resources.

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Limit Order. The Limit Order Method is used together with your choice of any one of the three methods described above. Instead of requesting an immediate exercise of your options, you select a specific stock price for PBG Common Stock on the New York Stock Exchange at which you would like to exercise your options. The market price is then monitored for you. When PBG stock reaches your specified price, your options will be automatically exercised to the extent possible. You can cancel your request for the limit order by phone if you no longer want the monitoring to continue. Your selection of a specified price or cancellation will be given effect after a reasonable processing time, which will be announced from time to time. You will also be advised of the maximum period your request for a limit order exercise may remain in effect.

To exercise your options, you must provide notice of your exercise by completing, signing and submitting the appropriate exercise form as directed on the form. You must specify the number of shares of PBG Common Stock you intend to purchase and identify the specific options you are exercising. You will be provided forms as your options vest. At that time, you may also request forms from the source specified from time to time by PBG (call 914-767-1600 for information). You must send full payment of the exercise price with your exercise forms, unless you elect a cashless exercise.

The methods for exercising options are subject to change from time to time by the Committee. You will be advised in the event a change in exercise methods is adopted.

SHARES ACQUIRED BY OPTION EXERCISE

Book Entry of Stock. If you exercise your options and decide to hold onto your PBG stock, the stock will usually be held for you in book-entry form. You will not receive a stock certificate. Your account will be adjusted to reflect the receipt of any PBG Common Stock paid as dividends on shares held in your account as a result of an exercise of your stock options.

Obtaining Stock Certificates and Selling Your Shares. If you prefer to obtain actual stock certificates, these will be sent to you on request. You can elect to sell your shares (other than restricted stock) whenever you like. There may be a small fee for these services.

Dividends and Voting Rights. As a stockholder, you are a PBG shareholder and are entitled to dividends and voting rights.

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OTHER IMPORTANT INFORMATION

MISCONDUCT BY AN ELIGIBLE EXECUTIVE

If you engage in misconduct at any time prior to the exercise of any option, the Committee may forfeit your rights to any unexercised options. In addition, the Committee may require you to repay to PBG all gains on options exercised in the last 12 months. Similar forfeiture and repayment rules will apply with respect to other awards. These rules apply notwithstanding anything else in this Prospectus to the contrary.

You will have engaged in misconduct if the Committee or its delegate determines that: (a) you competed with PBG, (b) you engaged in any act which is considered contrary to PBG’s best interests, (c) you violated PBG’s code of conduct or engaged in any other activity which constitutes gross misconduct, (d) you engaged in unlawful trading in PBG securities or securities of any other company based on information gained as a result of your service with PBG, or (e) you disclosed to an unauthorized person or misused any PBG confidential information or trade secrets. Detailed rules relating to misconduct appear in the agreement that evidences your award.

BUY-OUT OF OPTION GAINS AND NONTRANSFERABILITY

Any time after your options become exercisable, PBG may elect to buy out your option gains. For each option, you will be paid the difference between the fair market value of PBG stock at the time PBG elects to buy-out your options and your grant price. PBG does not need your consent to do this.

TAXES ON OPTIONS

If you are subject to U.S. tax law, your stock options are not taxable when granted. However, you will pay taxes when you exercise your options on the difference between the exercise price and value of the stock on the date of exercise. PBG will record this as income on the appropriate Internal Revenue Service information returns.

If you choose to sell your stock after you have exercised your stock options, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised the stock and the time you sell the stock.

You should consult your tax advisor regarding tax considerations related to exercising your stock options and selling PBG stock. Keep in mind that your withholding taxes may not always be sufficient to pay all of the taxes that are due.

If you are not subject to U.S. tax law, you should consult your tax advisor on the local tax implications of your stock options.

WRITTEN AGREEMENT

You will be given a written agreement to sign with respect to each PBG stock option or other award you receive under the Plan. The agreement will set forth the terms of the award as set by the Committee.

ASSIGNMENT

You cannot assign or transfer your rights to receive awards under the Plan. Unless the Committee determines otherwise, you may not transfer your stock options except by will, or the laws of descent and distribution.

UNFUNDED STATUS

The Plan is unfunded. PBG is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under this Plan.

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CERTAIN ADJUSTMENTS

In the event of a change in the outstanding shares of PBG Common Stock caused by a stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, or in the event of any separation of a corporation or a similar corporate change, the Committee may make any equitable adjustments in the awards under the Plan that they determine necessary and appropriate, including any adjustments in the maximum number or kind of shares subject to awards under the Plan (including the conversion of shares subject to awards from shares of PBG Common Stock to stock of another entity).

ELIGIBLE EXECUTIVE INCAPACITY

If at any time you are under a disability or are otherwise incapable of exercising a valid option by its expiration date, the Committee may take any steps they deem appropriate to avoid a lapse of your options without exercise.

NO RIGHT TO EMPLOYMENT OR FUTURE GRANTS

Your receipt of an award under the Plan does not give you any right to continued employment with PBG, nor does it impose on PBG any obligation to retain you in its employ. Your receipt of an award under the Plan also does not give you any right to any future awards under the Plan or any other plan maintained by PBG.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However, except with your consent, no amendment, suspension or termination of the Plan may adversely affect your awards that are outstanding at the time of such action.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

•	The description of PBG Common Stock set forth in PBG’s registration statement filed under the Securities Act of 1933, as amended, including all amendments and reports updating the description.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 (phone: 914-767-1600).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

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All Awards granted under the Plan are subject to the terms of the Plan and any corresponding written agreements. In addition, the Committee may adopt operating guidelines for administration of the Plan. A copy of the Plan, the written agreements and the operating guidelines (if any) are available. If you would like copies of any of these documents, contact: Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589 (phone: 914-767-1600).

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The Pepsi Bottling Group, Inc.

PBG 2004 Long-Term Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG 2004 Long-Term Incentive Plan (the “Plan”), and the 36,000,000 shares of The Pepsi Bottling Group, Inc. Common Stock offered through the Plan. This Prospectus contains information about awards under the Plan, including:

•	Year 2009 Stock Option and Restricted Stock Unit Awards

•	Special Awards

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

This Prospectus covers eligibility, vesting, and exercise or payment for these Awards.

You should read this Prospectus carefully so you will know how the PBG 2004 Long-Term Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

March 1, 2009

THE PEPSI BOTTLING GROUP, INC.

The Pepsi Bottling Group, Inc. and direct or indirect subsidiaries or affiliates (collectively, “PBG” or the “Company”), is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589. Its general telephone number is (914) 767-6000.

THE PBG 2004 LONG-TERM INCENTIVE PLAN

This Prospectus describes the PBG 2004 Long-Term Incentive Plan, as in effect on March 1, 2009 (the “Plan”).

To receive awards under the Plan, you must be an eligible individual selected by the Plan Administrator or its delegate. The Plan Administrator is the Compensation and Management Development Committee of the Board of Directors of PBG.

As an eligible individual, the Plan is designed to provide you with long term incentives that reward you for your role in growing PBG’s business and increasing the value of PBG Common Stock.

The Plan is not subject to section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

THIS PROSPECTUS

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

INQUIRIES

For additional information about the PBG Long-Term Incentive Plan, please contact:

Administrator, Long-Term Incentive Plan The Pepsi Bottling Group, Inc. One Pepsi Way Somers, New York 10589 (914) 767-1600

SUMMARY OF THE LONG-TERM INCENTIVE PLAN

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ELIGIBILITY FOR THE YEAR 2009 STOCK OPTION AND RESTRICTED STOCK UNIT AWARD: The Compensation and Management Development Committee of the Board of Directors of PBG (the “Committee”) has been given the authority to administer the Plan. The Committee, or its delegate, determines the eligible individuals who receive stock option and restricted stock unit grants. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period. A restricted stock unit is the right to receive a share of PBG Common Stock at a specified time. The number of stock options and restricted stock units you can receive is based on your Salary Band and is determined by a schedule established by the Committee.

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OPTION EXERCISE PRICE: The exercise price for the Year 2009 Stock Options is $18.72, the Fair Market Value (as defined under the heading “Year 2009 Stock Option and Restricted Stock Unit Awards” below) of PBG’s Common Stock as of March 1, 2009.

•	OPTION VESTING: The Year 2009 Stock Options gradually vest over a three-year period: 33% vest on March 1, 2010, 33% vest on March 1, 2011 and the remaining 34% vest on March 1, 2012.

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OPTION EXERCISE: While you remain actively employed, you may exercise your vested Year 2009 Stock Options during their term. The options are exercisable through the day preceding the tenth anniversary of the grant date (i.e., through February 28, 2019). Exercising means you use your right to buy PBG Common Stock at the exercise price. After you exercise your options, you can then sell your stock to get cash, or you can exercise your options and hold onto the PBG Common Stock.

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RESTRICTED STOCK UNITS: The Year 2009 Restricted Stock Units (RSUs) will 100% vest on the third anniversary of the grant date unless you meet the criteria for retirement eligibility on or before the first or second anniversary of the grant date in which case your RSUs generally will vest 33%, 33%, 34% beginning on the first anniversary or 66%, 34% beginning on the second anniversary of the grant date as applicable. Once vested, your restricted stock units are paid out in shares of PBG Common Stock.

•	OTHER AWARDS: The Committee reserves the right to make additional grants under the Plan. Any awards will be made at the discretion of the Committee or its delegate.

•	ADMINISTRATION: The Plan is administered by the Committee (and its delegate).

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ACCOUNT FORM: If you haven’t completed an Account Form, you must do so before you can exercise any options or receive payment of your vested Restricted Stock Units. At the present time, Merrill Lynch is PBG’s agent retained to administer stock option exercises under the Plan. Call Merrill Lynch at 1-866-277-7235 to verify that you have an Account Form on file or to request that one be sent to you. Outside the U.S., Canada and Puerto Rico, call 00-1-212-236-5610.

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TERMS: The Committee reserves the right to amend and terminate the Plan. Except as necessary to avoid adverse tax consequences to you, no amendment may adversely affect already granted awards without your consent.

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TRACKING YOUR AWARDS: You will be given an account statement periodically. These statements will show the number of restricted stock units and options (vested and unvested) that you hold and will set forth detailed information about your option transactions. For up to date information regarding your Plan Awards, you may log on to the PBG Executive Compensation website at http://execcomp.pbg.com or log on directly to the Merrill Lynch website at http://www.benefits.ml.com.

•	MISCONDUCT: Your awards will be forfeited if you commit misconduct. Any gains in the last 12 months that relate to your awards will also be recovered.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully.

In addition, vesting and other terms of awards for Eligible Executives above Band E8 may be different than provided in this summary.

PLAN AWARDS

Eligibility for Plan Awards. You are eligible to receive an award under the Plan if you are classified as an executive of the Company and are:

•	Actively employed by PBG on the grant date, and

•	Assigned to work in the United States, Canada, Spain, Greece, Turkey, Mexico or another eligible country.

Russia is currently an eligible country only with respect to employees who are classified by PBG as expatriates. If you work in a country not named above, check with PBG’s Executive Compensation Department for information on whether local law permits your work location to be an eligible country. From time to time, eligibility may be modified to reflect changes in local law.

If you meet these eligibility requirements, you are referred to as an “Eligible Executive.”

Types of Awards. You may be eligible for a grant of a Year 2009 Stock Option and Restricted Stock Unit award if you are an Eligible Executive on March  1, 2009. In addition, from time to time, certain executives may be given a special award under the Plan.

YEAR 2009 STOCK OPTION AND RESTRICTED STOCK UNIT AWARDS

If you are employed in an Eligible Executive position on March 1, 2009, you may be eligible for a Year 2009 Stock Option and Restricted Stock Unit award. The Committee (or its delegate), however, has the discretion to decide who will receive a Year 2009 Stock Option and Restricted Stock Unit award and when they will be made.

Options Received. If you are selected to receive a Year 2009 Stock Option and Restricted Stock Unit award, the number of options you receive is calculated based on your Salary Band, as follows:

•	Band E1: $45,000

•	Band E2: $60,000

•	Band E3: $120,000

•	Band E4: $165,000

•	Band E5: $337,500

•	Band E6: $450,000

•	Band E7: $750,000

•	Band E8: $862,500

The dollar amount of your option grant is converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up to the nearest whole number. The Year 2009 Stock Options granted under the Plan have a grant price of $18.72, which was the Fair Market Value (as defined below) of PBG stock as of March 1, 2009. Since the March 1, 2009 grant date is a Sunday, the Fair Market Value was determined as of Friday, February 27, 2009.

For example—If you are classified as Salary Band EI, your grant amount will be $45,000. This amount is then divided by $18.72 to determine the number of options in your grant. This results in your receiving 2,404 options, calculated as follows—$45,000 ÷ $18.72 = 2,403.85 which is then rounded up to 2,404 options.

The number of Year 2009 Stock Options awarded to executives above Band E8 is individually determined by the Committee based on competitive factors, market practices and job accountabilities.

Definition of Fair Market Value. For various awards including awards of stock options and restricted stock units, the concept of “Fair Market Value” is important. Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest penny. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used. Since the March 1, 2009 grant date is a Sunday, the Fair Market Value was determined as of Friday, February 27, 2009.

Exercise Price. The price at which the Year 2009 Stock Options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your vested options and buy PBG stock at this price (called the “exercise price”) no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes up, you may buy at this exercise price and have an investment gain—which is equal to the difference between how much you pay to buy the stock and how much it is worth.

Vesting and Exercise of Options. While you remain actively employed by PBG, the Year 2009 Stock Options granted under the Plan gradually vest over a period of three years. Accordingly, 33% of your 2009 Stock Options will vest on March 1, 2010, an additional 33% will vest on March 1, 2011 and the remaining 34% will vest on March 1, 2012. See below under the heading “When You May Exercise” for additional details regarding special vesting rules that apply in the event of “Retirement”, “Disability” and death (as defined therein).

While you remain actively employed, you can exercise your vested Year 2009 Stock Options to obtain PBG stock until the options expire ten years after the grant date (i.e., your year 2009 options are exercisable through the day preceding the tenth anniversary of the grant date, i.e., February 28, 2019). If your employment with PBG terminates for any reason other than your Retirement, Disability or death, you have 90 calendar days from your date of termination to exercise your Year 2009 Stock Options that are vested as of your termination date. See below under the heading “When You May Exercise” for additional details.

Exercising your options refers to when you use your right to buy at the exercise price. Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.” Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

Restricted Stock Units Received. If you are selected to receive a Year 2009 Stock Option and Restricted Stock Unit award, the number of restricted stock units you receive is calculated based on your Salary Band, as follows:

•	Band E1: $15,000

•	Band E2: $20,000

•	Band E3: $40,000

•	Band E4: $55,000

•	Band E5: $112,500

•	Band E6: $150,000

•	Band E7: $250,000

•	Band E8: $287,500

The dollar amount of your restricted stock unit grant is converted to a specific number of restricted stock units by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up to the nearest whole number. The Year 2009 Restricted Stock Units granted under the Plan have a grant value of $18.72, which was the Fair Market Value (as defined above) of PBG stock as of March 1, 2009. Since the March 1, 2009 grant date is a Sunday, the Fair Market Value was determined as of Friday, February 27, 2009.

For example—If you are classified as Salary Band E1, your grant amount will be $15,000. This amount is then divided by $18.72 to determine the number of restricted stock units in your grant. This results in you receiving 802 Restricted Stock Units, calculated as follows—$15,000 ÷ $18.72 =801.28 which is then rounded up to 802 restricted stock units.

The number of Restricted Stock Units awarded to executives above Band E8 is individually determined based on competitive factors, market practices and job accountabilities.

Vesting of Restricted Stock Units. In general, Year 2009 Restricted Stock Units become 100% vested on the third anniversary of the grant date, as long as you remain an active employee of PBG through that date. However, special vesting rules apply to you if you are Retirement eligible on or before the first or second anniversary of the grant date. If you are Retirement eligible at any time on or before the first anniversary of the grant date, your Year 2009 Restricted Stock Units will vest in annual one-third increments (33%, 33% and 34%) on each anniversary of the grant date provided you remain an active employee of PBG through each such vesting date. If you become Retirement eligible after the first anniversary of the grant date but on or before the second anniversary of the grant date, you will vest in 66% of your Year 2009 Restricted Stock Units on the second anniversary of the grant date and 34% on the third anniversary of the grant date provided you remain an active employee of PBG through each such vesting date. If you become Retirement eligible following the second anniversary of the grant date, you will vest 100% on the third anniversary of the grant date. These special vesting rules were adopted to insure that your restricted stock units are exempt from Code section 409A.

Notwithstanding the vesting rules set forth above, if your employment terminates as a result of your Retirement or Disability, then your Year 2009 Restricted Stock Units shall vest as of the date of your employment termination to an extent which is in proportion to your active service (measured in whole months) during the period commencing on the grant date and ending on the third anniversary of your grant date reduced by any RSUs that have vested and been paid to you. If your employment ends as a result of your death, then all of your outstanding Year 2009 Restricted Stock Units will vest (reduced by any RSUs that have vested and been paid to you). The special vesting rules related to Retirement, Disability, and death are explained in more detail under the heading “Payment of Restricted Stock Units”.

For example—If your employment with PBG terminates as result of Retirement or Disability on July 1, 2009, you will vest in 89 shares (4 months active service/36 months in vesting period = 11%; 11% of 802 shares = 88.2 shares, rounded to 89 shares).

If your employment with PBG terminates as a result of Retirement or Disability on July 1, 2010, you will vest in incremental shares based on your active service (16 months of active service/36 months in vesting period = 44%; 44% of 802 shares = 352.88 shares, rounded to 353). Therefore you would be eligible to receive an additional 89 shares at Retirement (353 shares—264 that previously vested on March 1, 2010 = 89 shares).

Vesting for restricted stock units granted to executives above Band E8 is subject to special rules. For these executives, vesting is typically conditioned on achievement of one or more Company performance targets established by the Committee, as well as continued active employment through the vesting date. In addition, certain special restricted stock unit awards do not vest until the fourth or fifth anniversary of the Grant Date or upon retirement. Certain special awards may have a shorter vesting schedule and may require deferral of receipt of the vested award for a specified period of time. Executives in this category should check their written agreement to determine the specific vesting rules applicable to their restricted stock units.

Dividend Equivalents. During the vesting period for restricted stock units and any deferral period if applicable, you will not receive any dividends that are paid with respect to PBG Common Stock. Instead, you will accumulate dividend equivalents during the vesting and deferral periods. These dividend equivalents shall equal the dividends actually paid with respect to PBG Common Stock during the vesting and deferral periods while your restricted stock units remain outstanding and unpaid, and they will be credited on the same day that actual dividends are paid.

Upon crediting, your dividend equivalents shall be immediately converted to additional restricted stock units (whole and/or fractional, as appropriate) by dividing the aggregate amount of dividend equivalents credited on a day by the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. Additional restricted stock units credited as dividend equivalents are in turn entitled to be credited with dividend equivalents, and generally the aggregate additional restricted stock units that result will be paid out at the same time (and to the same extent) as the underlying restricted stock units to which they relate. Any cumulative fractional restricted stock units remaining at that time will be rounded up to a whole restricted stock unit prior to its settlement in PBG Common Stock.

OTHER LONG-TERM INCENTIVE AWARDS

The PBG Long-Term Incentive Plan authorizes the Committee or its delegate to grant additional long-term incentive awards on a discretionary basis. These are expected to be a combination of stock options and restricted stock units, but the Plan also authorizes other types of stock awards.

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Special Awards. In appropriate circumstances, a special award may be made upon the recommendation and approval of the Committee to recognize one or more selected individuals. The terms of any special grant are specified by the Committee and then set forth in a written agreement.

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Incremental Awards. The Committee or its delegate may approve incremental awards of stock options and restricted stock units for newly hired or promoted executives. An incremental award is made where determined to be competitively necessary by the Committee or its delegate. The terms of any incremental award are specified by the Committee or its delegate and then set forth in a written agreement.

EXERCISING YOUR OPTIONS

When you “exercise” your options, you pay the exercise price and receive PBG Common Stock in exchange for your options. Once you exercise your options, you can either hold onto your PBG Common Stock as an investment or sell it for cash. This section discusses when you may exercise your options and the different ways to exercise.

WHEN YOU MAY EXERCISE

While you remain employed by PBG, you may exercise options granted under the Plan any time between the vesting date for the option and the end of the option term, when all of the options expire. For example, the Year 2009 Stock Options gradually vest over a three-year period and are exercisable through the day preceding the tenth anniversary of the grant date (i.e., through February 28, 2019.

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Termination of Employment: If your employment with PBG terminates for any reason other than your Retirement, Disability or death, you have 90 calendar days from your date of termination to exercise your Year 2009 Stock Options that are vested as of your termination date. Any options that are unvested on that date will be cancelled.

If you are terminated for “Misconduct,” all of your stock options are immediately canceled. The effects of Misconduct are explained more fully below under the heading “Misconduct by an Eligible Executive.”

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Retirement or Disability. Upon your Retirement or Disability (as defined below), a portion of your unvested stock options vest. The portion of these options that vests is in proportion to your active service (measured in whole months) during the period the options were originally scheduled to vest (i.e., the period from the grant date through the final vesting date) reduced by the number of options that have already vested. You then have the full option term to exercise vested options following your Retirement or Disability. The remaining options that do not vest as provided above are forfeited.

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Death. In the event you die before exercising your options, all of your outstanding options will vest and be immediately exercisable and will pass by your will (or if you die without a will, by the laws of descent and distribution). These options can be exercised at any time during the option term, just as if you had not died. Your personal representative or whoever inherits your options will be permitted to exercise them once satisfactory legal documentation has been provided regarding the individual’s rights to your options.

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Company-Approved Leaves of Absence. If you will be on a Company-approved leave of absence, you should consult with Human Resources to determine whether your stock options may continue to vest and be exercisable while you are on leave or you may call the Executive Compensation Hotline at (914) 767-1600 with any questions you may have.

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Company-Approved Transfers. In the event that your employment with PBG terminates through a Company-approved transfer to an allied organization, your stock options shall continue to vest during your employment with the allied organization. While you remain continuously employed by the allied organization, you will continue to vest and you may exercise your options during their term (i.e., until February 28, 2019) to the extent that such extended exercisability is permitted by Code section 409A. (More information regarding Code section 409A appears below under the heading “Taxes on Options and Restricted Stock Units”). However, if you are terminated from the allied organization prior to vesting all of your stock options are immediately cancelled and if you are terminated for “Misconduct” all of your vested and unvested stock options are immediately cancelled.

For purposes of this section entitled “When You May Exercise” “Retirement” refers to termination of employment from PBG or an allied organization after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time even if the PBG Salaried Employees Retirement Plan does not apply to you; provided however, that for purposes of determining the requisite service for approved transfers, continuous service with the allied organization will be counted as service required for retirement.

You are considered to have a “Disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “Disability” shall have the meaning specified by the Committee.

WAYS TO EXERCISE YOUR OPTIONS

Currently, there are four different ways to exercise your options under the Plan. You can select any of the methods described below for all or part of your options.

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Cashless Sell-Stock Exercise. A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and receive all cash from the transaction. The way it works is that when you exercise your options, all the PBG Common Stock resulting from your exercise is sold immediately. A portion of the proceeds is used to pay the exercise price for your options, as well as taxes and fees. You are then sent a check for the rest of the proceeds.

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Cashless Hold-Stock Exercise. A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and retain as much PBG Common Stock as possible. Under this method, a portion of the PBG Common Stock acquired when you exercise your options is sold—just enough to pay the exercise price for your options, plus taxes and fees. The remainder of the PBG Common Stock acquired from the exercise is delivered to you.

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Cash-Purchase Exercise. In a Cash-Purchase Exercise, you advance the exercise price and taxes out of your own funds in order to exercise your options. Some of your PBG Common Stock is then sold to pay fees, and the remainder of the PBG Common Stock is delivered to you. This method results in you having more PBG Common Stock as a result of the exercise than under the cashless methods, but requires you to pay the exercise price and taxes from your personal resources.

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Limit Order. The Limit Order Method is used together with your choice of any one of the three methods described above. Instead of requesting an immediate exercise of your options, you select a specific stock price for PBG Common Stock on the New York Stock Exchange at which you would like to exercise your options. The market price is then monitored for you. When PBG Common Stock reaches your specified price, your options will be automatically exercised to the extent possible. You can cancel your request for the limit order by phone if you no longer want the monitoring to continue. Your selection of a specified price or your cancellation will be given effect after a reasonable processing time, which will be announced from time to time. You will also be advised of the maximum period your request for a limit order exercise may remain in effect.

To exercise your options, you must provide notice of your exercise by completing and signing the appropriate exercise form, and then submitting it as directed on the form. You must specify the number of shares of PBG Common Stock you intend to purchase and identify the specific options you are exercising. You will be provided forms as your options vest. At that time, you may also request forms from the source specified from time to time by PBG (call (914) 767-1600 for information). You must send full payment of the exercise price with your exercise forms, unless you elect a cashless exercise.

The methods for exercising options are subject to change from time to time by the Committee. You will be advised in the event a change in exercise methods is adopted.

PAYMENT OF RESTRICTED STOCK UNITS

All vested restricted stock units are paid in shares of PBG Common Stock. You will receive one share of PBG Common Stock for each vested restricted stock unit. The payment of dividend equivalents related to vested restricted stock units is explained above under the heading “Year 2009 Stock Option and Restricted Stock Unit Awards.” Specific payment provisions are discussed in the following paragraphs.

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Vesting Date. If you are actively employed by PBG from the grant date through your vesting date, your Year 2009 Restricted Stock Units will vest. Payment of your Year 2009 Restricted Stock Units and your related dividend equivalents will be made as soon as practicable after your vesting date, unless your restricted stock unit agreement provides for mandatory or elective deferral. Executives above Band E8 should review their written agreement to determine if the payment of their restricted stock units may be subject to an additional vesting requirement based on achievement of one or more performance targets and a mandatory or elective deferral period.

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Termination of Employment: If your employment with PBG terminates prior to your vesting date for any reason other than (i) your Retirement, Disability or death (as defined below) or (ii) through a Company-approved transfer to an allied organization, your Year 2009 Restricted Stock Units (and any dividend equivalents) will be forfeited. Executives above Band E8 may forfeit special awards of restricted stock units upon Retirement or a Company-approved transfer prior to vesting and should review their written agreement to determine if their restricted stock units may be so forfeited.

If you are terminated for “Misconduct”, all of your restricted stock units (and any dividend equivalents) are immediately forfeited. The effects of Misconduct are explained more fully below under the heading “Misconduct by an Eligible Executive”.

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Retirement or Disability. Upon your Retirement or Disability (as defined below), a portion of your unvested Year 2009 Restricted Stock Units vest unless otherwise provided in your restricted stock unit agreement. The portion of your restricted stock units that vest is in proportion to your active service (measured in whole months) during the period the restricted stock units were originally scheduled to vest (i.e., the period from the grant date through the third anniversary of the grant date) reduced by any vested restricted stock units that have been paid to you. The remaining portion that does not vest as provided above is forfeited. Payment of your vested restricted stock units and your dividend equivalents (that are applicable to your vested units) will be made as soon as practicable after your

Retirement or Disability, unless your restricted stock unit agreement provides otherwise. However, payment (but not vesting) may be delayed, if the Committee determines that your restricted stock units are subject to Code section 409A. In that event, payment will be made as soon as allowed under Code section 409A.

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Death. Upon your death, all your unvested restricted stock units will vest. Payment of your restricted stock units and your dividend equivalents (that are related to your vested units) reduced by any restricted stock units and dividend equivalents that have been paid to you will be made pursuant to your will (or if you die without a will, by the laws of descent and distribution) as soon as practicable after your death.

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Company-Approved Leaves of Absence. If you will be on a Company-approved leave of absence, you should consult with Human Resources to determine whether your restricted stock units may continue to vest while you are on leave or you may call the Executive Compensation Hotline at (914) 767-1600 with any questions you may have.

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Company-Approved Transfers. In the event that your employment with PBG terminates through a Company-approved transfer to an allied organization, your restricted stock units shall continue to vest following such transfer, unless otherwise provided in your restricted stock unit agreement and payment will be made on the originally scheduled payment date provided you are continuously employed by the allied organization through such date. Executives above Band E8 should review their written agreement to see if their restricted stock units will be forfeited in the event of a Company-approved transfer prior to vesting. However, if you are terminated from the allied organization prior to vesting or for “Misconduct”, all of your vested and unvested restricted stock units are subject to forfeiture as discussed later in this Prospectus.

For purposes of this section entitled “Payment of Restricted Stock Units”, “Retirement” refers to termination of PBG employment after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time even if the PBG Salaried Employees Retirement Plan does not apply to you; provided however, that for purposes of determining the requisite service for approved transfers, continuous service with the allied organization will be counted as service required for retirement.

You are considered to have a “Disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “Disability” shall have the meaning specified by the Committee. However, if your restricted stock units are subject to Code section 409A, “Disability” will be defined as necessary in order to comply with Code section 409A.

WITHHOLDING UPON EXERCISE OF STOCK OPTIONS AND PAYMENT OF RESTRICTED STOCK UNITS

Any amount that PBG may be required to withhold for foreign, federal or state taxes upon the payment of the shares or dividend equivalents must be paid in full at the time of the issuance of the shares or the payment of the dividends. The Committee may withhold shares of stock or cash to satisfy the required withholding obligation.

SHARES ACQUIRED THROUGH OPTIONS OR RESTRICTED STOCK UNITS

Book Entry of Stock. If you exercise your options and decide to hold onto your PBG Common Stock, or if you are paid PBG Common Stock for your vested restricted stock units, the stock will usually be held for you in book-entry form. You will not receive a stock certificate.

Obtaining Stock Certificates and Selling Your Shares. If you prefer to obtain actual stock certificates, these will be sent to you on request. You can elect to sell your shares (other than restricted stock) whenever you like subject to the Company’s Insider Trading Policy. There may be a small fee for these services.

Dividends and Voting Rights. As a stockholder, you are a PBG shareholder and are entitled to dividends and voting rights. Prior to when your options or restricted stock units are converted to shares of PBG Common Stock, you will not have dividend or voting rights. However, as explained above under the heading “Year 2009 Restricted Stock Units,” you will receive dividend equivalents on your restricted stock units during the vesting period.

OTHER IMPORTANT INFORMATION

MISCONDUCT BY AN ELIGIBLE EXECUTIVE

If you engage in “Misconduct” (as defined below) at any time prior to the exercise of any option or the payment of any restricted stock units, the Committee may cancel your rights to any unexercised options or unpaid restricted stock units. In addition, in the event of Misconduct, the Committee may require you to repay to PBG:

•	All gains on options exercised in the last 12 months, including any shares acquired through options that you still hold.

•	All amounts realized from vested restricted stock units paid in the last 12 months, including any shares acquired in payment of the restricted stock units that you still hold.

Similar forfeiture and repayment rules will apply with respect to other awards. These rules apply notwithstanding anything else in this Prospectus to the contrary.

You will have engaged in Misconduct if the Committee or its delegate determines that you: (a) violated any agreement that you have with the Company, including but not limited to any non-competition agreement or any agreement not to solicit employees of the Company, (b) violated any duty to the Company, including but not limited to a violation of the Company’s Code of Conduct, (c) made any statements, conveyed any information, or caused (or attempted to cause) another to make any statements that reflect negatively on the Company, unless required by law or Company policy, (d) disclosed to an unauthorized person or misused any PBG confidential information or trade secrets, (e) engaged in unlawful trading in PBG securities or engaged in unlawful trading of securities of any other company based on information gained as a result of your service with PBG, or (f) engaged in any other activity which constitutes gross misconduct or a felony or is contrary to the best interests of the Company. Detailed rules relating to Misconduct appear in the agreement that evidences your award.

BUY-OUT OF OPTION GAINS

Any time after your options become exercisable, PBG may elect to buy out your option gains. For each option, you will be paid the difference between the fair market value of PBG stock at the time PBG elects to buy-out your options and your grant price. Payments of such buy-out amount shall be made in shares of PBG Common Stock (with cash for any fractional share). PBG does not need your consent to do this.

TAXES ON OPTIONS AND RESTRICTED STOCK UNITS

If you are subject to U.S. tax law, your stock options and restricted stock units are not taxable when granted. However, with respect to options you will pay taxes when you exercise your options on the difference between the exercise price and value of the stock on the date of exercise. With respect to restricted stock units, you will pay taxes when the units are paid out to you based upon the value of the stock at this time. PBG will record this as income on the appropriate Internal Revenue Service information returns.

If you choose to sell your stock after you have exercised your stock options or have been paid stock for a restricted stock unit, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised or received the stock and the time you sell the stock.

You should consult your tax advisor regarding tax considerations related to exercising your stock options and receiving stock for a restricted stock unit as well as selling PBG stock afterwards. Keep in mind that your withholding taxes may not always be sufficient to pay all of the taxes that are due.

Your Year 2009 Stock Options and Restricted Stock Units are intended not to be deferred compensation under Code section 409A and will be administered consistently with this intent. In addition, changes may be made to the terms of your Year 2009 Stock Options or Year 2009 Restricted Stock Units to ensure that they will not be covered by Code section 409A. If this is necessary, the changes made will be the minimum that PBG determines are necessary to avoid adverse tax treatment to you under Code section 409A. Therefore, your Year 2009 Stock Options and Restricted Stock Units should not be subject to the accelerated taxation and additional taxes that can apply under Code section 409A.

The tax treatment of your Year 2009 Stock Options and Restricted Stock Units (or any other special award made under the Plan) cannot be guaranteed, and changes in the applicable laws and regulations may affect the tax treatment of your Year 2009 Stock Options and Restricted Stock Units or other special award.

If you are not subject to U.S. tax law, you should consult your tax advisor on the local tax implications of your stock options or restricted stock units.

WRITTEN AGREEMENT

A written agreement with respect to each PBG stock option, restricted stock unit or other award you receive under the Plan will be made available to you. The agreement will set forth the terms of the award as set by the Committee, and your award shall be subject to the terms of the agreement. Some of the terms of the agreement may be specified by cross reference to a grant notice.

NONASSIGNMENT AND NONTRANSFERABILITY

You cannot assign or transfer your rights to receive awards under the Plan. Unless the Committee determines otherwise, you may not transfer your stock options or restricted stock units except by will, or the laws of descent and distribution.

UNFUNDED STATUS

The Plan is unfunded. PBG is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under this Plan.

CERTAIN ADJUSTMENTS

In the event of a change in the outstanding shares of PBG Common Stock caused by a stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, or in the event of any separation of a corporation or a similar corporate change, the Committee shall make any equitable adjustments in the awards under the Plan that they determine necessary and appropriate, including any adjustments in the maximum number or kind of shares subject to awards under the Plan (including the conversion of shares subject to awards from shares of PBG Common Stock to stock of another entity).

ELIGIBLE EXECUTIVE INCAPACITY

If at any time you are under a disability or are otherwise incapable of exercising a valid option by its expiration date, the Committee may take any steps they deem appropriate to avoid a lapse of your options without exercise. In addition, if at any time you are under a disability or are otherwise incapacitated, the Committee may make any payments that are due to you under this Plan to your personal or legal representative.

NO RIGHT TO EMPLOYMENT OR FUTURE GRANTS

Your receipt of an award under the Plan does not give you any right to continued employment with PBG, nor does it impose on PBG any obligation to retain you in its employ. Your receipt of an award under the Plan also does not give you any right to any future awards under the Plan or any other plan maintained by PBG.

DATA TRANSFERS

In order to grant awards under the Plan and to administer awards that have been granted, it is necessary to make use of certain personal information regarding you [e.g., your name, address, social security number (or other identification number), salary, level and worksite]. This information will be transferred between different parts of PBG and to third parties as necessary to grant and administer awards. This may include transferring information outside your country of residence. By accepting an award under the Plan, you agree to the use and transfer of this data.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan or any part of the Plan. Except with your consent or as necessary to avoid adverse tax consequences to you under Code section 409A, no amendment, suspension or termination of the Plan may affect your awards that are outstanding at the time of such action in a manner that is materially adverse to you.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is specifically identified in the registration statement filed with the SEC to register PBG Common Stock to be offered under the Plan and is considered to be part of this Prospectus, and later information filed with the SEC will modify and supersede this information. Any information so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Copies of the plan prospectus and written agreements are available on http://execcomp.pbg.com.

Additional questions should be directed to Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 (Telephone: (914) 767-1600).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

All awards granted under the Plan are subject to the terms of the Plan and any corresponding written agreements. In addition, the Committee may adopt operating guidelines for administration of the Plan. A copy of the Plan, this Prospectus, the written agreements and the operating guidelines (if any) are available. If you would like copies of any of these documents, contact: Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589 (Telephone: (914) 767-1600).

Prospectus for PBG 2002 Long Term Incentive Plan

The Pepsi Bottling Group, Inc.

PBG Long-Term Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG Long-Term Incentive Plan (the “Plan”), and the 15,000,000 shares of The Pepsi Bottling Group, Inc. common stock offered through the Plan. This Prospectus contains information about awards under the Plan, including:

•	2002 Option Grants

•	2002 Pro-Rata Awards

•	Special Awards

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

The Prospectus covers eligibility, vesting and exercise for these Awards.

You should read this Prospectus carefully so you will know how the PBG Long-Term Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

March 1, 2002

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The Pepsi Bottling Group, Inc.

The Pepsi Bottling Group, Inc. and direct or indirect subsidiaries or affiliates (collectively, “PBG”), is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589. Its general telephone number is (914)  767-6000.

The PBG Long-Term Incentive Plan

This Prospectus describes the PBG Long-Term Incentive Plan, as in effect on March 1, 2002 (the “Plan”).

To receive awards under the Plan, you must be an eligible executive of PBG: that is, you must be a PBG executive who is classified as Salary Band I or above (or the equivalent).

As an eligible executive, the Plan is designed to provide you with long term incentives that reward you for your role in growing PBG’s business and increasing the value of PBG Common Stock.

The Plan is not subject to section 401(a) of the Internal Revenue Code of 1986, as amended, which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

This Prospectus

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

Inquiries:

For additional information about the PBG Long-Term Incentive Plan, please contact:

Administrator, Long-Term Incentive Plan The Pepsi Bottling Group, Inc. One Pepsi Way Somers, New York 10589 (914) 767-1600

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SUMMARY OF THE LONG-TERM INCENTIVE PLAN

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ELIGIBILITY FOR THE 2002 STOCK OPTION GRANT: The Compensation and Management Development Committee of the Board of Directors of PBG (the “Committee”) has been given the authority to administer the Plan. The Committee determines the eligible executives who receive a stock option grant. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period. The number of stock options you can receive is based on your Salary Band.

•	EXERCISE PRICE: The exercise price for the 2002 Stock Options is $25.25, the Fair Market Value (as defined below) of PBG’s Common Stock on March 1, 2002.

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VESTING: The 2002 Stock Options granted hereunder gradually vest over an approximately three-year period; 25% vest on March 30, 2003, 25% vest on March 30, 2004, and the remaining 50% vest on March 30, 2005.

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EXERCISE: Once your 2002 stock options vest, you may exercise them during their term. The option term expires approximately ten years after the grant date (i.e., March 29, 2012). Exercising means you use your options to buy PBG Common Stock at the exercise price. After you exercise your options, you can then sell your stock to get cash. Or, you can exercise your options and hold onto the PBG stock.

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2002 PRO-RATA AWARD: If you are newly hired into an eligible executive position after March 1, 2002 (but not later than August 31, 2002), you may be eligible for a 2002 Pro-Rata grant of stock options in September 2002. The exercise price will be based on the Fair Market Value of PBG Common Stock on the date of the grant. 2002 Pro-Rata grants will gradually vest over an approximately two and a half year period, with 25% vesting on March 30, 2003, 25% on March 30, 2004 and the remaining 50% on March 30, 2005. The number of options is determined under a special schedule established by the Committee.

•	OTHER AWARDS: The Committee reserves the right to make, in its discretion, special awards to selected executives and to implement future grant programs for PBG’s executives.

•	ADMINISTRATION: The Plan is administered by the Committee (and its delegates).

•	TERMS: The Committee reserves the right to amend and terminate the Plan (but no amendment may adversely affect already granted awards without your consent).

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TRACKING YOUR STOCK OPTIONS: You will be given an account statement periodically. These statements will set forth detailed information about your transactions and will show the number of vested and unvested options that you hold.

•	MISCONDUCT: Your awards will be forfeited if you commit misconduct. Any gains in the last 12 months that relate to your awards will also be recovered.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully.

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PLAN AWARDS

Eligibility for Plan Awards. You are eligible for awards under the Plan while you are employed as an executive of PBG who is:

•	Classified as Salary Band I or above (or the equivalent), and

•	Assigned to work in the United States, Canada, Spain, Greece or another eligible country.

Because of local law restrictions, Russia is currently an eligible country only with respect to executives who are classified by PBG as expatriates. If you work in a country not named above, check with PBG’s Executive Compensation Department for information on whether local law permits your work location to be an eligible country. From time to time, eligibility may be modified to reflect changes in local law.

If you meet these eligibility requirements, you are referred to as an “Eligible Executive.”

Types of Awards. You may be eligible for a 2002 grant of stock options if you are an Eligible Executive on March 1, 2002. In addition, from time to time, certain executives may be given a special award under the Plan.

Each of the awards is described in the following pages of this document.

2002 GRANTS OF STOCK OPTIONS

If you are actively employed as an Eligible Executive on March 1, 2002, you may be selected to receive a 2002 grant of stock options to purchase PBG Common Stock.

Options Received. If you are selected to receive a 2002 grant, the number of options you receive is calculated based on a multiple of your base salary. The multiple depends upon your Salary Band, as follows:

•	Band I: 1 times salary

•	Band II: 2 times salary

•	Band III: 4 times salary

•	Band IV: 6 times salary

•	Band V: 8 times salary

Grants for executives above Band V are individually determined, based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. The 2002 stock options granted hereunder have a grant price of $25.25, which was the Fair Market Value (as defined below) of PBG stock on March 1, 2002.

For example—If your salary is $100,000 and you are classified as Salary Band I, your grant amount will be 1 times your salary or $100,000. This amount is then divided by $25.25 to determine the number of options in your grant. This results in your receiving 3,960 options, calculated as follows—$100,000 ÷ $25.25 = 3,960.396 which is then rounded to 3,960.

Definition of Fair Market Value: For various awards, the concept of “Fair Market Value” is important. Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest one-fourth. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used.

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Exercise Price: The price at which the 2002 options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price (called the “exercise price”) no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes up, you may buy at this exercise price and have an investment gain—which is equal to the difference between how much you pay to buy the stock and how much it is worth.

Vesting and Exercise of Options. While you remain employed by PBG, the 2002 stock options granted hereunder gradually vest over a period of approximately three years. Accordingly, 25% of your 2002 options will vest on March 30, 2003, 25% will vest on March 30, 2004 and the remaining 50% will vest on March 30, 2005. Once your 2002 options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., March 29, 2012).

Exercising your options refers to when you use your right to buy at the exercise price. Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.” Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

2002 PRO-RATA AWARDS

If you are newly hired into an eligible executive position after March 1, 2002 (but not later than August 31, 2002), you may be eligible for a 2002 Pro-Rata grant of stock options. 2002 Pro-Rata grants are scheduled to be made in September of 2002. The Committee (or its delegate), however, has the discretion to decide who will receive a 2002 Pro-Rata grant and when they will be made.

Options Received. If you are selected to receive a 2002 Pro-Rata grant, the number of options you receive is calculated based on a multiple of your salary. The multiple depends upon your Salary Band, as follows:

•	Band I: .5 times salary

•	Band II: 1 times salary

•	Band III: 2 times salary

•	Band IV: 3 times salary

•	Band V: 4 times salary

2002 Pro-Rata grants for executives above Band V are individually determined based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your 2002 Pro-Rata grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. 2002 Pro-Rata grants will have a grant price equal to the Fair Market Value of PBG stock on September 1, 2002.

Exercise Price: The price at which 2002 Pro-Rata grant options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price no matter how high the price of PBG stock rises on the market.

Vesting and Exercise of Options. While you remain employed by PBG, 2002 Pro-Rata stock options granted hereunder gradually vest over a period of approximately two and a half years. Accordingly, 25% of your 2002 Pro-Rata options will vest on March 30, 2003, 25% will vest on March 30, 2004 and the remaining 50% will vest on March 30, 2005. Once your 2002 Pro-Rata options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., March 29, 2012). Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.”

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OTHER LONG-TERM INCENTIVE AWARDS

The PBG Long-Term Incentive Plan authorizes the Committee or its delegate to grant additional long-term incentive awards on a discretionary basis. These are expected to be stock options, but the Plan also authorizes other types of stock awards.

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Special Awards. In appropriate circumstances, a special award may be made upon the recommendation and approval of the Committee to recognize a selected individual. The terms of any special grant are specified by the Committee and then set forth in a written agreement.

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Incremental Awards. The Committee or its delegate may approve incremental award of stock options for newly hired executives. An incremental award is made where determined to be competitively necessary by the Committee or its delegate. The terms of any incremental award are specified by the Committee or its delegate and then set forth in a written agreement.

•	Other Awards. PBG will announce the terms of its future grant program for PBG executives.

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EXERCISING YOUR OPTIONS

When you “exercise” your options, you pay the exercise price and receive PBG Common Stock in exchange for your options. Once you exercise your options, you can either hold onto your PBG Common Stock as an investment or sell it for cash. This section discusses when you may exercise your options and the different ways to exercise.

WHEN YOU MAY EXERCISE

While you remain employed by PBG, you may exercise options granted under the Plan any time between the vesting date for that award and the end of the option term, when the options expire. For example, the 2002 stock options gradually vest over a three-year period and the full option term ends 10 years from the grant date.

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Termination of Employment: If your employment with PBG terminates for any reason other than (i) your retirement, death or disability or (ii) through a Company-approved transfer to an allied organization, you have 10 business days from your date of termination to exercise your options that are vested as of that date. Any options that are unvested on that date will be canceled.

If you are terminated for “misconduct,” all of your stock options are immediately canceled.

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Retirement or Disability. Upon your retirement or disability, a portion of your unvested stock options vest. The portion of these options that vests is in proportion to your active service during the period the options were originally scheduled to vest (i.e., the period from the grant date through the vesting date). You then have the full option term to exercise vested options following your retirement or disability. The full option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. “Retirement” and “disability” are defined below.

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Death. In the event you die before exercising your options, all of your outstanding options will vest and will pass by your will (or if you die without a will, by the laws of descent and distribution). These options can be exercised at any time during the option term, just as if you had not died. The option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. Your personal representative or whoever inherits your options will be permitted to exercise them once satisfactory legal documentation has been provided regarding the individual’s rights to your options.

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Company-approved transfers. In the event that your employment with PBG terminates through a Company-approved transfer to an allied organization, your stock options shall vest immediately prior to such transfer and you may exercise them during their term (i.e. March 29, 2012). However, if you are terminated from the allied organization for “misconduct”, all of your stock options are immediately cancelled.

“Retirement” refers to termination of PBG employment after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time. If the PBG Salaried Employees Retirement Plan does not apply to you, “retirement” shall have the meaning specified by the Committee.

You are considered to have a “disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “disability” shall have the meaning specified by the Committee.

WAYS TO EXERCISE YOUR OPTIONS

Currently, there are four different ways to exercise your options under the Plan. You can select any of the methods described below for all or part of your options.

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Cashless Sell-Stock Exercise. A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and receive all cash from the transaction. The way it works is that when you exercise your options, all the PBG Common Stock resulting from your exercise is sold immediately. A portion of the proceeds is used to pay the exercise price for your options, as well as taxes and fees. You are then sent a check for the rest of the proceeds.

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Cashless Hold-Stock Exercise. A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and retain as much PBG Common Stock as possible. Under this method, a portion of the PBG Common Stock acquired when you exercise your options is sold—just enough to pay for the cost of exercising your options, plus taxes and fees. The remainder of the PBG Common Stock acquired from the exercise is delivered to you.

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Cash-Purchase Exercise. In a Cash-Purchase Exercise, you advance the exercise price and taxes out of your own funds in order to exercise your options. Some of your PBG Common Stock is then sold to pay fees, and the remainder of the PBG Common Stock is delivered to you. This method results in you having more PBG Common Stock as a result of the exercise than under the cashless methods, but requires you to pay the exercise price and taxes from your personal resources.

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Limit Order. The Limit Order Method is used together with your choice of any one of the three methods described above. Instead of requesting an immediate exercise of your options, you select a specific stock price for PBG Common Stock on the New York Stock Exchange at which you would like to exercise your options. The market price is then monitored for you. When PBG stock reaches your specified price, your options will be automatically exercised to the extent possible. You can cancel your request for the limit order by phone if you no longer want the monitoring to continue. Your selection of a specified price or cancellation will be given effect after a reasonable processing time, which will be announced from time to time. You will also be advised of the maximum period your request for a limit order exercise may remain in effect.

To exercise your options, you must provide notice of your exercise by completing, signing and submitting the appropriate exercise form as directed on the form. You must specify the number of shares of PBG Common Stock you intend to purchase and identify the specific options you are exercising. You will be provided forms as your options vest. At that time, you may also request forms from the source specified from time to time by PBG (call (914) 767-1600 for information). You must send full payment of the exercise price with your exercise forms, unless you elect a cashless exercise.

The methods for exercising options are subject to change from time to time by the Committee. You will be advised in the event a change in exercise methods is adopted.

SHARES ACQUIRED BY OPTION EXERCISE

Book Entry of Stock. If you exercise your options and decide to hold onto your PBG stock, the stock will usually be held for you in book-entry form. You will not receive a stock certificate. Your account will be adjusted to reflect the receipt of any PBG Common Stock paid as dividends on shares held in your account as a result of an exercise of your stock options.

Obtaining Stock Certificates and Selling Your Shares. If you prefer to obtain actual stock certificates, these will be sent to you on request. You can elect to sell your shares (other than restricted stock) whenever you like. There may be a small fee for these services.

Dividends and Voting Rights. As a stockholder, you are a PBG shareholder and are entitled to dividends and voting rights.

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OTHER IMPORTANT INFORMATION

MISCONDUCT BY AN ELIGIBLE EXECUTIVE

If you engage in misconduct at any time prior to the exercise of any option, the Committee may forfeit your rights to any unexercised options. In addition, the Committee may require you to repay to PBG all gains on options exercised in the last 12 months. Similar forfeiture and repayment rules will apply with respect to other awards. These rules apply notwithstanding anything else in this Prospectus to the contrary.

You will have engaged in misconduct if the Committee or its delegate determines that: (a) you competed with PBG, (b) you engaged in any act which is considered contrary to PBG’s best interests, (c) you violated PBG’s code of conduct or engaged in any other activity which constitutes gross misconduct, (d) you engaged in unlawful trading in PBG securities or securities of any other company based on information gained as a result of your service with PBG, or (e) you disclosed to an unauthorized person or misused any PBG confidential information or trade secrets. Detailed rules relating to misconduct appear in the agreement that evidences your award.

BUY-OUT OF OPTION GAINS AND NONTRANSFERABILITY

Any time after your options become exercisable, PBG may elect to buy out your option gains. For each option, you will be paid the difference between the fair market value of PBG stock at the time PBG elects to buy-out your options and your grant price. PBG does not need your consent to do this.

TAXES ON OPTIONS

If you are subject to U.S. tax law, your stock options are not taxable when granted. However, you will pay taxes when you exercise your options on the difference between the exercise price and value of the stock on the date of exercise. PBG will record this as income on the appropriate Internal Revenue Service information returns.

If you choose to sell your stock after you have exercised your stock options, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised the stock and the time you sell the stock.

You should consult your tax advisor regarding tax considerations related to exercising your stock options and selling PBG stock. Keep in mind that your withholding taxes may not always be sufficient to pay all of the taxes that are due.

If you are not subject to U.S. tax law, you should consult your tax advisor on the local tax implications of your stock options.

WRITTEN AGREEMENT

You will be given a written agreement to sign with respect to each PBG stock option or other award you receive under the Plan. The agreement will set forth the terms of the award as set by the Committee.

ASSIGNMENT

You cannot assign or transfer your rights to receive awards under the Plan. Unless the Committee determines otherwise, you may not transfer your stock options except by will, or the laws of descent and distribution.

UNFUNDED STATUS

The Plan is unfunded. PBG is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under this Plan.

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CERTAIN ADJUSTMENTS

In the event of a change in the outstanding shares of PBG Common Stock caused by a stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, or in the event of any separation of a corporation or a similar corporate change, the Committee may make any equitable adjustments in the awards under the Plan that they determine necessary and appropriate, including any adjustments in the maximum number or kind of shares subject to awards under the Plan (including the conversion of shares subject to awards from shares of PBG Common Stock to stock of another entity).

ELIGIBLE EXECUTIVE INCAPACITY

If at any time you are under a disability or are otherwise incapable of exercising a valid option by its expiration date, the Committee may take any steps they deem appropriate to avoid a lapse of your options without exercise.

NO RIGHT TO EMPLOYMENT OR FUTURE GRANTS

Your receipt of an award under the Plan does not give you any right to continued employment with PBG, nor does it impose on PBG any obligation to retain you in its employ. Your receipt of an award under the Plan also does not give you any right to any future awards under the Plan or any other plan maintained by PBG.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However, except with your consent, no amendment, suspension or termination of the Plan may adversely affect your awards that are outstanding at the time of such action.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

•	The description of PBG Common Stock set forth in PBG’s registration statement filed under the Securities Act of 1933, as amended, including all amendments and reports updating the description.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 (phone: (914)  767-1600).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

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All Awards granted under the Plan are subject to the terms of the Plan and any corresponding written agreements. In addition, the Committee may adopt operating guidelines for administration of the Plan. A copy of the Plan, the written agreements and the operating guidelines (if any) are available. If you would like copies of any of these documents, contact: Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589 (phone: (914) 767-1600).

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Prospectus for PBG Long Term Incentive Plan

The Pepsi Bottling Group, Inc.

PBG Long-Term Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG Long-Term Incentive Plan (the “Plan”), and the 15,000,000 shares of The Pepsi Bottling Group, Inc. common stock offered through the Plan. This Prospectus contains information about awards under the Plan, including:

•	Year 2000 Option Grants

•	Year 2000 Pro-Rata Awards

•	Special Awards

The Prospectus covers eligibility, vesting and exercise for these Awards.

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

You should read this Prospectus carefully so you will know how the PBG Long-Term Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

March 30, 2000

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The Pepsi Bottling Group, Inc.

The Pepsi Bottling Group, Inc. and direct or indirect subsidiaries or affiliates (collectively, “PBG”), is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589. Its general telephone number is (914)  767-6000.

The PBG Long-Term Incentive Plan

This Prospectus describes the PBG Long-Term Incentive Plan, as in effect on March 30, 1999 (the “Plan”).

To receive awards under the Plan, you must be an eligible executive of PBG: that is, you must be a PBG executive who is classified as Salary Band I or above (or the equivalent).

As an eligible executive, the Plan is designed to provide you with long term incentives that reward you for your role in growing PBG’s business and increasing the value of PBG Common Stock.

The Plan is not subject to section 401(a) of the Internal Revenue Code of 1986, as amended, which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

This Prospectus

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

Inquiries:

For additional information about the PBG Long-Term Incentive Plan, please contact:

Administrator, Long-Term Incentive Plan The Pepsi Bottling Group, Inc. One Pepsi Way Somers, New York 10589 (914) 767-1600

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SUMMARY OF THE LONG-TERM INCENTIVE PLAN

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ELIGIBILITY FOR YEAR 2000 STOCK OPTION GRANT: The Compensation and Management Development Committee of the Board of Directors of PBG (the “Committee”) has been given the authority to administer the Plan. The Committee determines the eligible executives who receive a stock option grant. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period. The number of stock options you can receive is based on your Salary Band.

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EXERCISE PRICE: The exercise price for the Year 2000 Stock Options is $18.75, the Fair Market Value (as defined below) of PBG’s Common Stock on January 10, 2000. If you were hired into an eligible executive position after January 10, 2000 (but no later than February 21, 2000), the exercise price for your Year 2000 Stock Options will be the Fair Market Value of PBG’s Common Stock on September 1, 2000.

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VESTING: The Year 2000 Stock Options granted hereunder gradually vest over an approximately three-year period; 25% vest on March 30, 2001, 25% vest on March 30, 2002, and the remaining 50% vest on March 30, 2003.

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EXERCISE: Once your Year 2000 stock options vest, you may exercise them during their term. The option term expires approximately ten years after the grant date (i.e., March 29, 2010). Exercising means you use your options to buy PBG Common Stock at the exercise price. After you exercise your options, you can then sell your stock to get cash. Or, you can exercise your options and hold onto the PBG stock.

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YEAR 2000 PRO-RATA AWARD: If you are newly hired into an eligible executive position after February 21, 2000 (but not later than August 31, 2000), you may be eligible for a Year 2000 Pro-Rata grant of stock options in September 2000. The exercise price will be based on the Fair Market Value of PBG Common Stock on the date of the grant. Year 2000 Pro-Rata grants will gradually vest over an approximately two and a half year period, with 25% vesting on March 30, 2001, 25% on March 30, 2002 and the remaining 50% on March 30, 2003. The number of options is determined under a special schedule established by the Committee.

•	OTHER AWARDS: The Committee reserves the right to make, in its discretion, special awards to selected executives and to implement future grant programs for PBG’s executives.

•	ADMINISTRATION: The Plan is administered by the Committee (and its delegates).

•	TERMS: The Committee reserves the right to amend and terminate the Plan (but no amendment may adversely affect already granted awards without your consent).

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TRACKING YOUR STOCK OPTIONS: You will be given an account statement periodically. These statements will set forth detailed information about your transactions and will show the number of vested and unvested options that you hold.

•	MISCONDUCT: Your awards will be forfeited if you commit misconduct. Any gains in the last 12 months that relate to your awards will also be recovered.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully.

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PLAN AWARDS

Eligibility for Plan Awards. You are eligible for awards under the Plan while you are employed as an executive of PBG who is:

•	Classified as Salary Band I or above (or the equivalent), and

•	Assigned to work in the United States, Canada, Spain, Greece or another eligible country.

Because of local law restrictions, Russia is currently an eligible country only with respect to executives who are classified by PBG as expatriates. If you work in a country not named above, check with PBG’s Executive Compensation Department for information on whether local law permits your work location to be an eligible country. From time to time, eligibility may be modified to reflect changes in local law.

If you meet these eligibility requirements, you are referred to as an “Eligible Executive.”

Types of Awards. You may be eligible for a Year 2000 grant of stock options if you are an Eligible Executive on January 10, 2000. In addition, if you are hired into an eligible executive position after January 10, 2000 (but not later than February 21, 2000), you may also be eligible for a Year 2000 grant in September 2000. If you are hired after February 21, 2000 as an Eligible Executive and begin work by August 31, 2000, you may be eligible for a Year 2000 Pro-Rata grant of stock options. In addition, from time to time, certain executives may be given a special award under the Plan.

Each of the awards is described in the following pages of this document.

YEAR 2000 GRANTS OF STOCK OPTIONS

If you are actively employed as an Eligible Executive on January 10, 2000, you may be selected to receive a Year 2000 grant of stock options to purchase PBG Common Stock. In addition, if you are hired into an eligible executive position after January 10, 2000 (but not later than February 21, 2000), you may also be eligible for a Year 2000 grant in September 2000.

Options Received. If you are selected to receive a Year 2000 grant, the number of options you receive is calculated based on a multiple of your base salary. The multiple depends upon your Salary Band, as follows:

•	Band I: 1 times salary

•	Band II: 2 times salary

•	Band III: 4 times salary

•	Band IV: 6 times salary

•	Band V: 8 times salary

Grants for executives above Band V are individually determined, based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. Year 2000 stock options granted hereunder have a grant price of $18.75, which was the Fair Market Value (as defined below) of PBG stock on January 10, 2000.

For example—If your salary is $100,000 and you are classified as Salary Band I, your grant amount will be 1 times your salary or $100,000. This amount is then divided by $18.75 to determine the number of options in your grant. This results in your receiving 5,333 options, calculated as follows—$100,000 ÷ $18.75 = 5,333.33 which is then rounded to 5,333.

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If you are hired into an eligible executive position after January 10, 2000 (but no later than February 21, 2000) the exercise price for your Year 2000 options will be the Fair Market Value of PBG’s Common Stock on September 1, 2000.

Definition of Fair Market Value: For various awards, the concept of “Fair Market Value” is important. Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest one-fourth. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used.

Exercise Price: The price at which the Year 2000 options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price (called the “exercise price”) no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes up, you may buy at this exercise price and have an investment gain—which is equal to the difference between how much you pay to buy the stock and how much it is worth.

Vesting and Exercise of Options. While you remain employed by PBG, the Year 2000 stock options granted hereunder gradually vest over a period of approximately three years. Accordingly, 25% of your Year 2000 options will vest on March 30, 2001, 25% will vest on March 30, 2002 and the remaining 50% will vest on March 30, 2003. Once your Year 2000 options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., March 29, 2010).

Exercising your options refers to when you use your right to buy at the exercise price. Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.” Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

YEAR 2000 PRO-RATA AWARDS

If you are newly hired into an eligible executive position after February 21, 2000 (but not later than August 31, 2000), you may be eligible for a Year 2000 Pro-Rata grant of stock options. Year 2000 Pro-Rata grants are scheduled to be made in September of 2000. The Committee (or its delegate), however, has the discretion to decide who will receive a 2000 Pro-Rata grant and when they will be made.

Options Received. If you are selected to receive a Year 2000 Pro-Rata grant, the number of options you receive is calculated based on a multiple of your salary. The multiple depends upon your Salary Band, as follows:

•	Band I: .5 times salary

•	Band II: 1 times salary

•	Band III: 2 times salary

•	Band IV: 3 times salary

•	Band V: 4 times salary

Year 2000 Pro-Rata grants for executives above Band V are individually determined based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your Year 2000 Pro-Rata grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. Year 2000 Pro-Rata grants will have a grant price equal to the Fair Market Value of PBG stock on September 1, 2000.

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Exercise Price: The price at which Year 2000 Pro-Rata grant options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this price no matter how high the price of PBG stock rises on the market.

Vesting and Exercise of Options. While you remain employed by PBG, Year 2000 Pro-Rata stock options granted hereunder gradually vest over a period of approximately two and a half years. Accordingly, 25% of your Year 2000 Pro-Rata options will vest on March 30, 2001, 25% will vest on March 30, 2002 and the remaining 50% will vest on March 30, 2003. Once your Year 2000 Pro-Rata options are vested, you can exercise your options to obtain PBG stock until the options expire approximately ten years after the grant date (i.e., March 29, 2010).

Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.”

OTHER LONG-TERM INCENTIVE AWARDS

The PBG Long-Term Incentive Plan authorizes the Committee or its delegate to grant additional long-term incentive awards on a discretionary basis. These are expected to be stock options, but the Plan also authorizes other types of stock awards.

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Special Awards. In appropriate circumstances, a special award may be made upon the recommendation and approval of the Committee to recognize a selected individual. The terms of any special grant are specified by the Committee and then set forth in a written agreement.

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Incremental Awards. The Committee or its delegate may approve incremental award of stock options for newly hired executives. An incremental award is made where determined to be competitively necessary by the Committee or its delegate. The terms of any incremental award are specified by the Committee or its delegate and then set forth in a written agreement.

•	Other Awards. PBG will announce the terms of its future grant program for PBG executives.

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EXERCISING YOUR OPTIONS

When you “exercise” your options, you pay the exercise price and receive PBG Common Stock in exchange for your options. Once you exercise your options, you can either hold onto your PBG Common Stock as an investment or sell it for cash. This section discusses when you may exercise your options and the different ways to exercise.

WHEN YOU MAY EXERCISE

While you remain employed by PBG, you may exercise options granted under the Plan any time between the vesting date for that award and the end of the option term, when the options expire. For example, the Year 2000 stock options gradually vest over a three-year period and the full option term ends 10 years from the grant date.

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Termination of Employment: If your employment with PBG terminates for any reason other than your retirement, death or disability, you have 10 business days from your date of termination to exercise your options that are vested as of that date. Any options that are unvested on that date will be canceled. If you are terminated for “misconduct,” all of your stock options are immediately canceled.

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Retirement or Disability. Upon your retirement or disability, a portion of your unvested stock options vest. The portion of these options that vests is in proportion to your active service during the period the options were originally scheduled to vest (i.e., the period from the grant date through the vesting date). You then have the full option term to exercise vested options following your retirement or disability. The full option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. “Retirement” and “disability” are defined below.

For example—Assume you were granted 5,333 options on January 10, 2000, which were scheduled to fully vest on March 30, 2003 and you retire on March 30, 2002. At that point, you would have been employed for 812 days out of an approximate three-year vesting period that contains 1,176 days. As a result, the number of your vested options is determined by multiplying 5,333 by a fraction that is equal to 812 divided by 1,176. This works out to 3,682.3, which is then rounded to the nearest whole option or 3,682. Therefore, following your retirement, you would have 3,682 vested options (instead of the 2,667 options that would have otherwise vested on March 30, 2002) that could be exercised as early as March 31, 2002. This provides you with an additional 1,015 vested options upon your retirement.

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Death. In the event you die before exercising your options, all of your outstanding options will vest and will pass by your will (or if you die without a will, by the laws of descent and distribution). These options can be exercised at any time during the option term, just as if you had not died. The option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. Your personal representative or whoever inherits your options will be permitted to exercise them once satisfactory legal documentation has been provided regarding the individual’s rights to your options.

“Retirement” refers to termination of PBG employment after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time. If the PBG Salaried Employees Retirement Plan does not apply to you, “retirement” shall have the meaning specified by the Committee.

You are considered to have a “disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “disability” shall have the meaning specified by the Committee.

WAYS TO EXERCISE YOUR OPTIONS

Currently, there are four different ways to exercise your options under the Plan. You can select any of the methods described below for all or part of your options.

•	Cashless Sell-Stock Exercise. A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and receive all cash from the transaction. The way it works is that

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when you exercise your options, all the PBG Common Stock resulting from your exercise is sold immediately. A portion of the proceeds is used to pay the exercise price for your options, as well as taxes and fees. You are then sent a check for the rest of the proceeds.

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Cashless Hold-Stock Exercise. A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and retain as much PBG Common Stock as possible. Under this method, a portion of the PBG Common Stock acquired when you exercise your options is sold—just enough to pay for the cost of exercising your options, plus taxes and fees. The remainder of the PBG Common Stock acquired from the exercise is delivered to you.

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Cash-Purchase Exercise. In a Cash-Purchase Exercise, you advance the exercise price out of your own funds in order to exercise your options. Some of your PBG Common Stock is then sold to pay taxes and fees, and the remainder of the PBG Common Stock is delivered to you. This method results in you having more PBG Common Stock as a result of the exercise than under the cashless methods, but requires you to pay the exercise price from your personal resources.

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Target Price Method. The Target Price Method is used together with your choice of any one of the three methods described above. Instead of requesting an immediate exercise of your options, you select a specific target stock price for PBG Common Stock on the New York Stock Exchange at which you would like to exercise your options. The market price is then monitored for you. When PBG stock reaches your target price, your options will be automatically exercised to the extent possible. You can cancel your request for the target price method if you no longer want the monitoring to continue. Your selection of a target price or cancellation will be given effect after a reasonable processing time, which will be announced from time to time. You will also be advised of the maximum period your request for a target price exercise may remain in effect.

To exercise your options, you must provide notice of your exercise by completing, signing and submitting the appropriate exercise form as directed on the form. You must specify the number of shares of PBG Common Stock you intend to purchase and identify the specific options you are exercising. You will be provided forms as your options vest. At that time, you may also request forms from the source specified from time to time by PBG (call (914) 767-1600 for information). You must send full payment of the exercise price with your exercise forms, unless you elect a cashless exercise.

The methods for exercising options are subject to change from time to time by the Committee. You will be advised in the event a change in exercise methods is adopted.

SHARES ACQUIRED BY OPTION EXERCISE

Book Entry of Stock. If you exercise your options and decide to hold onto your PBG stock, the stock will usually be held for you in book-entry form. You will not receive a stock certificate. Your account will be adjusted to reflect the receipt of any PBG Common Stock paid as dividends on shares held in your account as a result of an exercise of your stock options.

Obtaining Stock Certificates and Selling Your Shares. If you prefer to obtain actual stock certificates, these will be sent to you on request. You can elect to sell your shares (other than restricted stock) whenever you like. There may be a small fee for these services.

Dividends and Voting Rights. As a stockholder, you are a PBG shareholder and are entitled to dividends and voting rights.

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OTHER IMPORTANT INFORMATION

MISCONDUCT BY AN ELIGIBLE EXECUTIVE

If you engage in misconduct at any time prior to the exercise of any option, the Committee may forfeit your rights to any unexercised options. In addition, the Committee may require you to repay to PBG all gains on options exercised in the last 12 months. Similar forfeiture and repayment rules will apply with respect to other awards. These rules apply notwithstanding anything else in this Prospectus to the contrary.

You will have engaged in misconduct if the Committee or its delegate determines that: (a) you competed with PBG, (b) you engaged in any act which is considered contrary to PBG’s best interests, (c) you violated PBG’s code of conduct or engaged in any other activity which constitutes gross misconduct, (d) you engaged in unlawful trading in PBG securities or securities of any other company based on information gained as a result of your service with PBG, or (e) you disclosed to an unauthorized person or misused any PBG confidential information or trade secrets. Detailed rules relating to misconduct appear in the agreement that evidences your award.

TAXES ON OPTIONS

If you are subject to U.S. tax law, your stock options are not taxable when granted. However, you will pay taxes when you exercise your options on the difference between the exercise price and value of the stock on the date of exercise. PBG will record this as income on the appropriate Internal Revenue Service information returns.

If you choose to sell your stock after you have exercised your stock options, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised the stock and the time you sell the stock.

You should consult your tax advisor regarding tax considerations related to exercising your stock options and selling PBG stock. Keep in mind that your withholding taxes may not always be sufficient to pay all of the taxes that are due.

If you are not subject to U.S. tax law, you should consult your tax advisor on the local tax implications of your stock options.

WRITTEN AGREEMENT

You will be given a written agreement to sign with respect to each PBG stock option or other award you receive under the Plan. The agreement will set forth the terms of the award as set by the Committee.

ASSIGNMENT

You cannot assign or transfer your rights to receive awards under the Plan. Unless the Committee determines otherwise, you may not transfer your stock options except by will, or the laws of descent and distribution.

UNFUNDED STATUS

The Plan is unfunded. PBG is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under this Plan.

CERTAIN ADJUSTMENTS

In the event of a change in the outstanding shares of PBG Common Stock caused by a stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, or in the event of any separation of a corporation or a similar corporate change, the Committee may make any equitable adjustments in

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the awards under the Plan that they determine necessary and appropriate, including any adjustments in the maximum number or kind of shares subject to awards under the Plan (including the conversion of shares subject to awards from shares of PBG Common Stock to stock of another entity).

ELIGIBLE EXECUTIVE INCAPACITY

If at any time you are under a disability or are otherwise incapable of exercising a valid option by its expiration date, the Committee may take any steps they deem appropriate to avoid a lapse of your options without exercise.

NO RIGHT TO EMPLOYMENT OR FUTURE GRANTS

Your receipt of an award under the Plan does not give you any right to continued employment with PBG, nor does it impose on PBG any obligation to retain you in its employ. Your receipt of an award under the Plan also does not give you any right to any future awards under the Plan or any other plan maintained by PBG.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However, except with your consent, no amendment, suspension or termination of the Plan may adversely affect your awards that are outstanding at the time of such action.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

•	The description of PBG Common Stock set forth in PBG’s registration statement filed under the Securities Act of 1933, as amended, including all amendments and reports updating the description.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 (phone: (914)  767-1600).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

All Awards granted under the Plan are subject to the terms of the Plan and any corresponding written agreements. In addition, the Committee may adopt operating guidelines for administration of the Plan. A copy of the Plan, the written agreements and the operating guidelines (if any) are available. If you would like copies of any of these documents, contact: Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589 (phone: (914) 767-1600).

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Prospectus for The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan

The Pepsi Bottling Group, Inc.

PBG 1999 Long-Term Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG 1999 Long-Term Incentive Plan (the “Plan”), and the 15,000,000 shares of The Pepsi Bottling Group, Inc. common stock offered through the Plan. This Prospectus contains information about awards under the Plan, including:

•	Founder’s Grants

•	Pro-Rata Awards

•	Special Awards

The Prospectus covers eligibility, vesting and exercise for these Awards.

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

You should read this Prospectus carefully so you will know how the PBG 1999 Long-Term Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

May 26, 1999

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The Pepsi Bottling Group, Inc.

The Pepsi Bottling Group, Inc., its divisions and direct or indirect subsidiaries or affiliates (collectively, “PBG”), is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589. Its general telephone number is (914) 767-6000.

The PBG 1999 Long-Term Incentive Plan

This Prospectus describes the PBG 1999 Long-Term Incentive Plan, as in effect on March 30, 1999 (the “Plan”).

To receive awards under the Plan, you must be an eligible executive of PBG: that is, you must be a PBG executive who is classified as Salary Band I or above (or the equivalent).

As an eligible executive, the Plan is designed to provide you with long term incentives that reward you for your role in growing PBG’s business and increasing the value of PBG Common Stock.

The Plan is not subject to section 401(a) of the Internal Revenue Code of 1986, as amended, which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

This Prospectus

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

Inquiries:

For additional information about the PBG 1999 Long-Term Incentive Plan, please contact:

Administrator, Long-Term Incentive Plan The Pepsi Bottling Group, Inc. One Pepsi Way Somers, New York 10589 (914) 767-1600

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SUMMARY OF THE LONG-TERM INCENTIVE PLAN

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ELIGIBILITY FOR FOUNDER’S GRANT: Executives who are Salary Band I or above and working in the U.S., Canada, Spain or Greece on March 30, 1999 are eligible for a Founder’s Grant. Executives working in Russia are eligible to the extent determined possible under local law.

•

OPTION GRANT: The Board of Directors Committee that has authority to administer the Plan (the “Committee”) determines the eligible executives who receive a stock option grant. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period. The number of Founder’s Grant stock options you can receive is based on your Salary Band.

•	EXERCISE PRICE: The exercise price for Founder’s Grant stock options is $23.00 (the initial offering price of PBG stock).

•	VESTING: Founder’s Grant options vest in 3 years.

•

EXERCISE: Once your options vest, you may exercise them during their term. The option term expires ten years after the grant date. Exercising means you use your options to buy PBG stock at the exercise price. After you exercise your options, you can then sell your stock to get cash. Or, you can exercise your options and hold onto the PBG stock.

•

1999 PRO-RATA GRANT: If you are newly hired into an eligible executive position after March 30, 1999 (but not later than August 31, 1999), you may be eligible for a 1999 Pro-Rata Grant of stock options in September, 1999. The exercise price will be based on the value of PBG Common Stock on the date of grant, and the options will vest on March 29, 2002. The number of options is determined under a special schedule established by the Committee.

•	OTHER AWARDS: The Committee reserves the right to make, in its discretion, Special Awards to selected executives and to implement future grant programs for PBG’s executives.

•	ADMINISTRATION: The Plan is administered by the Committee (and its delegates).

•	TERMS: The Committee reserves the right to amend and terminate the Plan (but no amendment may adversely affect already granted awards without your consent).

•

TRACKING YOUR STOCK OPTIONS: You will be given an account statement periodically. These statements will set forth detailed information about your transactions and will show the number of vested and unvested options that you hold.

•	MISCONDUCT: Your awards will be forfeited if you commit misconduct. Any gains in the last 12 months that relate to your awards will also be recovered.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully.

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PLAN AWARDS

Eligibility for Plan Awards. You are eligible for awards under the Plan while you are employed as an executive of PBG who is:

•	Classified as Salary Band I or above (or the equivalent), and

•	Assigned to work in the United States, Canada, Spain, Greece or another eligible country.

Because of local law restrictions, Russia is currently an eligible country only with respect to executives who are classified by PBG as expatriates. If you work in a country not named above, check with PBG’s Executive Compensation Department for information on whether local law permits your work location to be an eligible country. From time to time, eligibility may be modified to reflect changes in local law.

If you meet these eligibility requirements, you are referred to as an “Eligible Executive.”

Types of Awards. You may be eligible for a Founder’s Grant of stock options if you are an Eligible Executive on the date the initial offering price of PBG stock was set—March 30, 1999. If you are hired later as an Eligible Executive and begin work by August 31, 1999, you may be eligible for a 1999 Pro-Rata Grant of Stock Options. In addition, from time to time, certain executives may be given Special Awards.

Each of these awards is described in the following pages of this document.

FOUNDER’S GRANTS OF STOCK OPTIONS

If you are actively employed as an Eligible Executive on March 30, 1999, you may be selected to receive a Founder’s Grant of stock options to purchase PBG Common Stock.

Options Received. If you are selected to receive a Founder’s Grant, the number of options you receive is calculated based on a multiple of your base salary. The multiple depends upon your Salary Band, as follows:

•	Band I: 1.5 times salary

•	Band II: 3 times salary

•	Band III: 6 times salary

•	Band IV: 9 times salary

•	Band V: 12 times salary

Grants for executives above Band V are individually determined, based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number. Founder’s Grant stock options have a grant price of $23.00, which is the initial offering price of PBG stock.

For example—If your salary is $110,000 and you are classified as Salary Band II, your grant amount will be 3 times your salary or $330,000. This amount is then divided by $23.00 to determine the number of options in your grant. This results in your receiving 14,348 options, calculated as follows—$330,000 ÷ $23.00 = 14,347.83; then 14,347.83 is rounded to 14,348.

Exercise Price: The price at which Founder’s Grant options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option.

During the term of the option, you may exercise your options and buy PBG stock at this price (called the “exercise price”) no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes

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up, you may buy at this exercise price and have an investment gain—which is equal to the difference between how much you pay to buy the stock and how much it is worth.

Vesting and Exercise of Options. While you remain employed by PBG, Founder’s Grant stock options become 100% vested after three years, i.e., on March 30, 2002. Once your options are vested, you can exercise your options to obtain PBG stock until the options expire ten years after the March 30, 1999 grant date.

Exercising your options refers to when you use your right to buy at the exercise price. Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.” Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

1999 PRO-RATA AWARDS

If you are newly hired into an eligible executive position after March 30, 1999 (but not later than August 31, 1999), you may be eligible for a 1999 Pro-Rata Grant of stock options. 1999 Pro-Rata Grants are currently scheduled to be made in September of 1999. The Committee, however, has the discretion to decide who will receive a 1999 Pro-Rata Grant and when they will be made.

Options Received. If you are selected to receive a 1999 Pro-Rata Grant, the number of options you receive is calculated based on a multiple of your salary. The multiple depends upon your Salary Band, as follows:

•	Band I: .5 times salary

•	Band II: 1 times salary

•	Band III: 2 times salary

•	Band IV: 3 times salary

•	Band V: 4 times salary

Pro-Rata Grants for executives above Band V are individually determined, based typically on competitive factors and market practices. The applicable multiple of your salary produces a dollar amount for your Pro-Rata Grant. The dollar amount of your grant is then converted to a specific number of options by dividing the dollar amount of your grant by the “grant price.” The resulting number is then rounded up or down to the nearest whole number.

1999 Pro-Rata Grant stock options will have a grant price equal to the fair market value (as defined below) of PBG Common Stock on the grant date.

Definition of Fair Market Value. For various Awards, the concept of “Fair Market Value” is important. Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest one-fourth. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used.

Exercise Price: The price at which 1999 Pro-Rata Grant options are granted is also the price at which you are entitled to buy PBG stock pursuant to the option. During the term of the option, you may exercise your options and buy PBG stock at this exercise price no matter how high the price of PBG stock rises on the market.

Vesting and Exercise of Options. While you remain employed by PBG, 1999 Pro-Rata Grant stock options become 100% vested on March 30, 2002. Once your options are vested, you can exercise your options to obtain PBG stock until the options expire on March 29, 2009.

Details on exercise procedures (including restrictions on exercise after you terminate employment) are set forth below under the heading “Exercising Your Options.”

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OTHER LONG-TERM INCENTIVE AWARDS

The PBG 1999 Long-Term Incentive Plan authorizes the Committee or its delegate to grant additional long-term incentive awards on a discretionary basis. These are expected to be stock options, but the Plan also authorizes other types of stock awards.

•

Special Awards. In appropriate circumstances, a Special Award may be made upon the recommendation and approval of the Committee to recognize a selected individual. The terms of any Special Grant are specified by the Committee and then set forth in a written agreement.

•

Incremental Awards. The Committee or its delegate may approve Incremental Award of stock options for newly hired executives. An Incremental Award is made where determined to be competitively necessary by the Committee or its delegate. The terms of any Incremental Award are specified by the Committee or its delegate and then set forth in a written agreement.

•	Other Awards. PBG will announce the terms of its future grant program for PBG executives.

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EXERCISING YOUR OPTIONS

When you “exercise” your options, you pay the exercise price and receive PBG Common Stock in exchange for your options. Once you exercise your options, you can either hold onto your PBG Common Stock as an investment or sell it for cash. This section discusses when you may exercise your options and the different ways to exercise.

WHEN YOU MAY EXERCISE

While you remain employed by PBG, you may exercise options granted under the Plan any time between the vesting date for that award and the end of the option term, when the options expire. For example, a Founder’s Grant of stock options vests 3 years after the grant date, and the full option term ends 10 years from grant.

•

Termination of Employment: If your employment with PBG terminates for any reason other than your retirement, death or disability, you have 10 business days from your date of termination to exercise your options that are vested as of that date. Any options that are unvested on that date will be canceled. If you are terminated for “misconduct,” all of your stock options are immediately canceled.

•

Retirement or Disability. Upon your retirement or disability, a portion of your unvested stock options vest. The portion of these options that vests is in proportion to your active service during the period the options were originally scheduled to vest (i.e., the period from the grant date through the vesting date). You then have the full option term to exercise vested options following your retirement or disability. The full option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. “Retirement” and “disability” are defined below.

For example—Assume you were granted 14,348 options on March 30, 1999, which were scheduled to vest on March 30, 2002, and you retire on March 29, 2001. At that point, you would have been employed for 731 days out of a three-year vesting period that contains 1,096 days. As a result, the number of your vested options is determined by multiplying 14,348 by a fraction that is equal to 731 divided by 1,096. This works out to 9,569.69, which is then rounded to the nearest whole option or 9,570. Therefore, following your retirement, you would have 9,570 vested options that could be exercised as early as March 30, 2002.

•

Death. In the event you die before exercising your options, all of your outstanding options will vest and will pass by your will (or if you die without a will, by the laws of descent and distribution). These options can be exercised at any time during the option term, just as if you had not died. The option term begins on the date your options were scheduled to vest and continues through the last day of the original option term. Your personal representative or whoever inherits your options will be permitted to exercise them once satisfactory legal documentation has been provided regarding the individual’s rights to your options.

“Retirement” refers to termination of PBG employment after attaining the minimum age and service required for retirement under the PBG Salaried Employees Retirement Plan, as in effect at the time. If the PBG Salaried Employees Retirement Plan does not apply to you, “retirement” shall have the meaning specified by the Committee.

You are considered to have a “disability” if you are determined to be totally and permanently disabled for purposes of the PBG Long Term Disability Plan. If the PBG Long Term Disability Plan does not apply to you, “disability” shall have the meaning specified by the Committee.

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WAYS TO EXERCISE YOUR OPTIONS

Currently, there are four different ways to exercise your options under the Plan. You can select any of the methods described below for all or part of your options.

•

Cashless Sell-Stock Exercise. A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and receive all cash from the transaction. The way it works is that when you exercise your options, all the PBG Common Stock resulting from your exercise is sold immediately. A portion of the proceeds is used to pay the exercise price for your options, as well as taxes and fees. You are then sent a check for the rest of the proceeds.

•

Cashless Hold-Stock Exercise. A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and retain as much PBG Common Stock as possible. Under this method, a portion of the PBG Common Stock acquired when you exercise your options is sold—just enough to pay for the cost of exercising your options, plus taxes and fees. The remainder of the PBG Common Stock acquired from the exercise is delivered to you.

•

Cash-Purchase Exercise. In a Cash-Purchase Exercise, you advance the exercise price out of your own funds in order to exercise your options. Some of your PBG Common Stock is then sold to pay taxes and fees, and the remainder of the PBG Common Stock is delivered to you. This method results in you having more PBG Common Stock as a result of the exercise than under the cashless methods, but requires you to pay the exercise price from your personal resources.

•

Target Price Method. The Target Price Method is used together with your choice of any one of the three methods described above. Instead of requesting an immediate exercise of your options, you select a specific target stock price for PBG Common Stock on the New York Stock Exchange at which you would like to exercise your options. The market price is then monitored for you. When PBG stock reaches your target price, your options will be automatically exercised to the extent possible. You can cancel your request for the target price method if you no longer want the monitoring to continue. Your selection of a target price or cancellation will be given effect after a reasonable processing time, which will be announced from time to time. You will also be advised of the maximum period your request for a target price exercise may remain in effect.

To exercise your options, you must provide notice of your exercise by completing, signing and submitting the appropriate exercise form as directed on the form. You must specify the number of shares of PBG Common Stock you intend to purchase and identify the specific options you are exercising. You will be provided forms as your options vest. At that time, you may also request forms from the source specified from time to time by PBG (call (914) 767-1600 for information). You must send full payment of the exercise price with your exercise forms, unless you elect a cashless exercise.

The methods for exercising options are subject to change from time to time by the Committee. You will be advised in the event a change in exercise methods is adopted.

SHARES ACQUIRED BY OPTION EXERCISE

Book Entry of Stock. If you exercise your options and decide to hold onto your PBG stock, the stock will usually be held for you in book-entry form. You will not receive a stock certificate. Your account will be adjusted to reflect the receipt of any PBG Common Stock paid as dividends on shares held in your account as a result of an exercise of your stock options.

Obtaining Stock Certificates and Selling Your Shares. If you prefer to obtain actual stock certificates, these will be sent to you on request. You can elect to sell your shares (other than restricted stock) whenever you like. There may be a small fee for these services.

Dividends and Voting Rights. As a stockholder, you are a PBG shareholder and are entitled to dividends and voting rights.

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OTHER IMPORTANT INFORMATION

MISCONDUCT BY AN ELIGIBLE EXECUTIVE

If you engage in misconduct at any time prior to the exercise of any option, the Committee may forfeit your rights to any unexercised options. In addition, the Committee may require you to repay to PBG all gains on options exercised in the last 12 months. Similar forfeiture and repayment rules will apply with respect to other awards. These rules apply notwithstanding anything else in this Prospectus to the contrary.

You will have engaged in misconduct if the Committee or its delegate determines that: (a) you competed with PBG, (b) you engaged in any act which is considered contrary to PBG’s best interests, (c) you violated PBG’s code of conduct or engaged in any other activity which constitutes gross misconduct, (d) you engaged in unlawful trading in PBG securities or securities of any other company based on information gained as a result of your service with PBG, or (e) you disclosed to an unauthorized person or misused any PBG confidential information or trade secrets. Detailed rules relating to misconduct appear in the agreement that evidences your award.

TAXES ON OPTIONS

If you are subject to U.S. tax law, your stock options are not taxable when granted. However, you will pay taxes when you exercise your options on the difference between the exercise price and value of the stock on the date of exercise. PBG will record this as income on the appropriate Internal Revenue Service information returns.

If you choose to sell your stock after you have exercised your stock options, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised the stock and the time you sell the stock.

You should consult your tax advisor regarding tax considerations related to exercising your stock options and selling PBG stock. Keep in mind that your withholding taxes may not always be sufficient to pay all of the taxes that are due.

If you are not subject to U.S. tax law, you should consult your tax advisor on the local tax implications of your stock options.

WRITTEN AGREEMENT

You will be given a written agreement to sign with respect to each PBG stock option or other award you receive under the Plan. The agreement will set forth the terms of the award as set by the Committee.

ASSIGNMENT

You cannot assign or transfer your rights to receive awards under the Plan. Unless the Committee determines otherwise, you may not transfer your stock options except by will, or the laws of descent and distribution.

UNFUNDED STATUS

The Plan is unfunded. PBG is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under this Plan.

CERTAIN ADJUSTMENTS

In the event of a change in the outstanding shares of PBG Common Stock caused by a stock split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, or in the event of any separation of a corporation or a similar corporate change, the Committee may make any equitable adjustments in the awards under the Plan that they determine necessary and appropriate, including any adjustments in the

10

maximum number or kind of shares subject to awards under the Plan (including the conversion of shares subject to awards from shares of PBG Common Stock to stock of another entity).

ELIGIBLE EXECUTIVE INCAPACITY

If at any time you are under a disability or are otherwise incapable of exercising a valid option by its expiration date, the Committee may take any steps they deem appropriate to avoid a lapse of your options without exercise.

NO RIGHT TO EMPLOYMENT OR FUTURE GRANTS

Your receipt of an award under the Plan does not give you any right to continued employment with PBG, nor does it impose on PBG any obligation to retain you in its employ. Your receipt of an award under the Plan also does not give you any right to any future awards under the Plan or any other plan maintained by PBG.

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However, except with your consent, no amendment, suspension or termination of the Plan may adversely affect your awards that are outstanding at the time of such action.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

•	The description of PBG Common Stock set forth in PBG’s registration statement filed under the Securities Act of 1933, as amended, including all amendments and reports updating the description.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, NY 10589 (phone: (914)  767-1600).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

All Awards granted under the Plan are subject to the terms of the Plan and any corresponding written agreements. In addition, the Committee may adopt Operating Guidelines for administration of the Plan. A copy of the Plan, the written agreements and the Operating Guidelines (if any) are available. If you would like copies of any of these documents, contact: Administrator, PBG Long-Term Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589 (phone: (914) 767-1600).

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Prospectus for PBG Stock Incentive Plan

The Pepsi Bottling Group, Inc.

PBG Stock Incentive Plan

Common Stock of The Pepsi Bottling Group, Inc.

This Prospectus relates to the PBG Stock Incentive Plan (the “Plan”), and to 7,400,000 shares of The Pepsi Bottling Group, Inc. Common Stock that are offered through the Plan. In addition to other information about the Plan, this Prospectus contains information about the 2002 Field Leadership Stock Option Grant that is part of the Plan, including information regarding:

•	Eligibility for the 2002 Field Leadership Stock Option Grant

•	Vesting of the 2002 Field Leadership Options

•	Exercising the 2002 Field Leadership Options

•	Effects of Changes in Your Employment

The Pepsi Bottling Group, Inc. Common Stock

•	New York Stock Exchange

•	Trading Symbol: PBG

•	Par Value: 1¢

You should read this Prospectus carefully so you will know how the PBG Stock Incentive Plan works. You should also retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

March 31, 2002

The PBG Stock Incentive Plan

This Prospectus describes the PBG Stock Incentive Plan, as in effect on March 30, 2002 (the “Plan”).

You must be an employee of The Pepsi Bottling Group, Inc. or its direct or indirect subsidiaries or affiliates (collectively, “PBG”) and meet the criteria listed inside this Prospectus under “Eligibility”, to receive the 2002 Field Leadership Stock Option Grant.

The 2002 Field Leadership Grant is a special one-time stock option grant that rewards certain individuals’ commitment to PBG and further ties that commitment to stock ownership of the Company. Stock options granted under the 2002 Field Leadership Grant give you the right to buy PBG stock at a set price for up to approximately 10 years—no matter how much the price of PBG stock increases. Aside from the 2002 Field Leadership Grants, PBG reserves the right to grant additional options or award shares of PBG stock to select employees.

The Plan is not subject to Section 401(a) of the Internal Revenue Code of 1986, as amended, which governs certain tax qualified pension and profit sharing plans. The Plan is also not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended.

The Pepsi Bottling Group, Inc.

PBG is engaged in the beverage business globally. Its principal executive offices are at One Pepsi Way, Somers, NY 10589, and its general telephone number is 914-767-6000.

You should rely only on the information provided or incorporated by reference in this Prospectus or in any prospectus supplement. PBG has not authorized anyone to provide you with different information. PBG is not making an offer to sell stock or stock options under the Plan in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

Inquiries

For information about the PBG Stock Incentive Plan, please contact:

Administrator, Stock Incentive Plan

The Pepsi Bottling Group, Inc.

One Pepsi Way

Maildrop 6North61

Somers, New York 10589

Phone 1-800-55-PEPSI

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SUMMARY OF THE 2002 FIELD LEADERSHIP STOCK OPTION GRANT

•

ELIGIBILITY FOR THE 2002 FIELD LEADERSHIP STOCK OPTION GRANT: The Compensation and Management Development Committee of the Board of Directors of PBG (the “Committee”) (or its delegate) has been given the authority to administer the Plan. The Committee (or its delegate) determines which non-executives are eligible to receive a 2002 Field Leadership Stock Option Grant. A stock option is a right to buy shares of PBG Common Stock at a set price (the “exercise price”) during a specified time period.

•	EXERCISE PRICE: The exercise price for the 2002 Field Leadership Stock Options is $25.25, the Fair Market Value (as defined below) of PBG’s Common Stock on March 1, 2002 (the “Grant Date”).

•

VESTING: The 2002 Field Leadership Stock Options granted hereunder gradually vest over an approximately three-year period; 25% vest on March 30, 2003, 25% vest on March 30, 2004, and the remaining 50% vest on March 30, 2005.

•

OPTION GRANT: The Committee (or its delegate) has determined the eligible employees who will receive a 2002 Field Leadership Grant. Your grant tells you the total number of stock options you have been given.

•

EXERCISING: Exercising means you use your options to buy PBG stock at the grant price. After you exercise your options, you can then sell your stock (if you wish) to get cash. Or, you can exercise your options and hold onto the PBG stock.

SUMMARY OF OTHER IMPORTANT PLAN INFORMATION

•	FUTURE AWARDS: The Committee reserves the right to make additional grants under the Plan. Any awards will be made at the discretion of the Committee.

•	ADMINISTRATION: The Plan is administered by the Committee (or its delegate).

•

ACCOUNT FORM: If you haven’t completed an Account Form, you must do so before you can exercise any options. At the present time, Merrill Lynch is PBG’s Agent retained to administer the Plan. Call Merrill Lynch at 1-800-637-6713 to verify that you have an Account Form on file or to request that one be sent to you. Outside the U.S., Canada and Puerto Rico, call 00-1-732-469-8877.

•

TRACKING YOUR INVESTMENT: You will receive a statement of your account transactions at least annually. Statements provide details of the transactions and show the number of vested and unvested options in your account. You may also access you account via the Internet by logging onto the Merrill Lynch website at www.benefits.ml.com. You will need your Personal Identification Number (PIN) to access your account.

•

RIGHT TO TERMINATE THE PLAN: The Committee (or its delegate) may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However no amendment, suspension or termination of the Plan may adversely affect any options outstanding at the time of such action.

Because this is a summary of the Plan, it does not contain all of the information that may be important to you. You should review the entire Prospectus (and other documents referred to in this Prospectus) carefully before you exercise your options.

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THE 2002 FIELD LEADERSHIP STOCK OPTION GRANT

Eligibility

You are eligible to receive a grant of stock options as part of the 2002 Field Leadership Grant if:

•	You are actively employed by PBG in the United States or Canada on the Grant Date, and

•	You are a selected by the Committee (or its delegate) as an individual eligible to receive the 2002 Field Leadership Grant.

Options Received

If you are selected to participate in the 2002 Field Leadership Grant, you will receive an award of stock options (that is, options to buy shares of PBG stock). Your grant tells you the number of options you have been awarded.

Your options will have a grant price that is equal to the Fair Market Value (as defined below) of PBG Common Stock on March 1, 2002. The grant price is the price at which you are entitled to buy PBG stock. During the term of the option, you may buy PBG stock at this price no matter how high the price of PBG stock rises on the market. Therefore, if PBG stock goes up, you may buy at this grant price and have an investment gain—which is equal to the difference between how much you paid to buy the stock and how much it is worth.

Definition of Fair Market Value

Fair Market Value for any date means the average of the high and low per share sale prices for PBG Common Stock on the composite tape for securities listed on the New York Stock Exchange on that day. This average price will be rounded up to the nearest one-fourth. If Fair Market Value is being determined for a day that is not a New York Stock Exchange trading date, then the immediately preceding trading date is used.

Vesting and Exercise of Options

While you remain actively employed, 2002 Field Leadership Options gradually vest over an approximately three-year period. 25% of your 2002 Field Leadership Options vest on March 30, 2003; 25 % vest on March 30, 2004; and the remaining 50% vest on March 30, 2005. Once your options are vested, you can exercise your options to obtain PBG stock until the options expire approximately 10 years from the Grant Date. Exercising your options refers to when you use your right to buy at the grant price. Once you exercise your options, you can either hold your stock as an investment or sell it for cash.

To exercise your options before you terminate employment, PBG must determine that you are:

•	Actively at work,

•	On vacation (with approval),

•	Receiving disability benefits from a PBG disability plan,

•	On temporary layoff,

•	On medical or child care/parental leave (including leave under the Family and Medical Leave Act), or

•	On funeral, jury duty or military leave.

There are restrictions on your right to exercise options after you terminate employment. (See “Termination of Employment” below.)

You can exercise your vested options by calling PBG’s Agent, Merrill Lynch. You need to have a Merrill Lynch Account Form on file with Merrill Lynch in order to exercise your options.

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There are different ways to exercise your options, as described below:

•	Cashless Sell-Stock Exercise

A Cashless Sell-Stock Exercise is a one-step way to exercise your options—with no money down—and to sell all of the stock acquired from that exercise. Merrill Lynch will use a portion of the proceeds from the sale of your PBG stock to pay for the cost of exercising your options, plus taxes and fees. You get the rest of the proceeds in cash.

•	Cashless Hold-Stock Exercise

A Cashless Hold-Stock Exercise is a one-step way to exercise your options—with no money down—and to sell only a portion of the stock acquired from that exercise. Merrill Lynch will sell only that portion of your PBG stock necessary to pay for the cost of exercising your options, plus taxes and fees. You get the rest of the stock.

•	Cash-Purchase Exercise

A Cash-Purchase Exercise means you pay the option price in cash when you exercise your options. Some of your PBG stock is sold to pay taxes and fees. You get the rest of the stock, which you can hold as an investment or sell for cash. This exercise method results in your having more stock immediately after the exercise than under either of the cashless methods.

•	Limit Price Method

In combination with any of the above cashless exercise methods, you may want to consider placing whether a Day-Limit Order or a Good-Until-Canceled order.

Day-Limit Order Under this method, you select a minimum stock price at which to exercise your options, which is good for one New York Stock Exchange (NYSE) trading day. If, between 9:30 am and 4:00 pm Eastern Time on a day the NYSE is open, the price of PBG stock reaches or exceeds the price you chose, your sale order will be executed and Merrill Lynch will process a Cashless exercise for you. If your order is not executed within the remainder of the trading day, your order will be canceled. Your limit price must be $1.50 or more above your grant price. Once placed, you may cancel a Day Limit Order as long as your order has not been executed.

Good-Until-Canceled Order Under this method, you select a minimum stock price at which to exercise your options, effective for a maximum of 30 calendar days, subject to option expiration provisions. If within 30 calendar days after you place your Good-Until-Canceled Exercise request, the price of PBG stock reaches or exceeds the price you chose, your sale order will be executed and Merrill Lynch will process a Cashless Exercise for you. If your limit is not reached within 30 calendar days after the order is placed, the order will be canceled. Your limit price must be $1.50 or more above your grant price. Once placed, you may cancel this order as long as your order has not been executed.

When you place either a Day-Limit or Good-Until-Canceled Order, you need to decide the limit price, exercise method and which options you want to exercise. Merrill Lynch will send you a confirmation that they received your request. You receive a second confirmation when the limit price is reached (and your options are exercised) or your request expires.

•	Issuance of Check For Options Exercised in The Cashless Sell-Stock Method

If you exercise your options and immediately sell the stock using the Cashless Sell-Stock Method, Merrill Lynch will send you written confirmation of the transaction, followed by a check for the value of the stock, less the exercise cost, taxes and fees.

Safekeeping of Your Stock Certificates and Book-Entry

If you decide to hold onto your PBG stock, Merrill Lynch will put your stock in your Merrill Lynch account in book-entry form and you will not receive a stock certificate. It normally takes at least three business days for

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your stock to be reflected in your account. You will receive written confirmation once the stock is in your account. Your stock can stay in your account for as long as you wish.

Alternatively, for a small fee, Merrill Lynch will send you stock certificate(s) or sell your shares.

Dividends and Voting Rights

When you hold onto the stock, you become a PBG shareholder and are entitled to dividends and voting rights.

Taxes

•	In the United States, stock options are not taxed at the time they are granted. However, in both the United States and some other countries, you do have to pay taxes when you exercise your options.

•

In the United States, when you exercise your options, you recognize income equal to the difference between the grant price and the stock price used to complete the exercise. This income will be recorded on your W-2 form and all applicable income taxes will be withheld from this income.

•

In the United States, if you choose to sell your stock after you have exercised your stock options, you may owe capital gains tax if the price of PBG stock has increased between the time you exercised and bought the stock and the time you sell the stock. You will calculate the tax on that capital gain when you file your income tax. In addition, you may be required to make quarterly estimated tax payments if your wage withholding is not sufficient to cover the capital gains tax. Merrill Lynch will provide you with a year-end tax record if you need to pay capital gains tax.

•	Different tax rules apply in different countries. It is recommended that you consult a local tax expert for more information.

Fees

Annual Account Fee	Fee paid by PBG

Exercise Fee	Flat fee of $11.50 per exercise (options from different grant years are considered separate exercises)

Commission for each share sold	10¢ per share (minimum of $35.00)

SEC Fees	1¢ for each $300 of stock sold

Check Handling Fee	$1.00 for every stock sale

Stock Certificate(s) Fee	$15.00 for each certificate requested

Change in Employment Status

•

Retirement: All of your stock options immediately vest when you retire. Thus, you can exercise them whenever you wish after your retirement. However, the options expire ten years after their grant date, so you must exercise them before then. Retirement refers to termination of PBG employment after attaining the minimum age and service required for retirement.

•

Death: In the event of your death, all of your options vest immediately and pass on to your estate. The options are exercisable by your executor or other legal representative at any time before they expire. Options expire ten years after their grant date.

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•

Long-term disability: If you become disabled under PBG’s long-term disability program, your options continue to vest normally, just as they would if you were still working at PBG. The options will expire 10 years after their grant date.

•

Termination: If your employment with PBG terminates for any other reason, you have 90 days from your date of termination to exercise your vested options. Any unvested options will be canceled. If you are terminated for “misconduct,” all of your stock options are immediately canceled. If you terminate from PBG and are rehired within 90 days, you will be treated as if you never left PBG for purposes of outstanding options. If you are rehired after 90 days, you are treated like any other new employee.

•

Short-term leave: Short-term leave refers to the following types of authorized leave of absence—disability leave, medical leave, child care/parental leave, leave under the Family and Medical Leave Act, funeral leave, jury duty leave and military leave. If you take a short-term leave, your options continue to vest normally, just as they would if you were still working at PBG. The options will expire approximately 10 years after their Grant Date.

•	Transfers: If you transfer within PBG, your account transfers with you.

Buy-out of Option Gains and Nontransferability

Any time after your options become exercisable, PBG may elect to buy out your option gains. For each option, you will be paid the difference between the fair market value of PBG stock at the time and your grant price. PBG does not need your consent to do this.

Your options are personal to you and may not be transferred except at death by your will (or if you die without a will, by the laws of descent and distribution).

Stock Dividends

Your Plan Account will be adjusted to reflect the receipt of any PBG Common Stock paid as dividends on shares held in your account as a result of an exercise of your stock options.

OTHER AWARDS

The Committee (or its delegate) reserves the right in its discretion to make other awards to recognize outstanding individual and team accomplishments.

Other awards that the Committee (or its delegate) may make under the Plan are:

•	Stock Options: Any additional stock options will be granted subject to terms and conditions set by the Committee (or its delegate).

•	Stock Awards: The Committee (or its delegate) may award PBG stock outright.

•

Restricted Stock: Restricted stock is PBG stock that will vest for the grant recipient upon the attainment of a specified condition. Any restricted stock will be granted subject to terms and conditions set by the Committee (or its delegate).

NO RIGHT TO EMPLOYMENT

Participation in the Plan does not give you any right to continued employment with PBG or any of its subsidiaries or divisions or to any subsequent grant or award.

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AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Committee (or its delegate) may, at any time, amend, suspend or terminate the Plan or any part of the Plan. However, no amendment, suspension or termination of the Plan may adversely affect any options outstanding at the time of such action.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows PBG to “incorporate by reference” in this Prospectus information PBG files with the SEC, which means that PBG can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

•	The description of the PBG Common Stock set forth in PBG’s registration statement filed under the Securities Act of 1933, as amended, including all amendments and reports updating the description.

Upon request, PBG will provide, without charge, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Administrator, Stock Incentive Plan, The Pepsi Bottling Group, Inc., One Pepsi Way (Maildrop 6North61), Somers, NY 10589 (phone: 1-800-55PEPSI).

REFERENCE DOCUMENTS

PBG files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information PBG files at the SEC’s public reference rooms in Washington D.C.; New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PBG’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at “http://www.sec.gov.”

All options granted under the Plan are subject to the terms of the Plan and the specific Terms and Conditions corresponding to the options in addition to any Operating Guidelines adopted by the Committee (or its delegates). A copy of the Plan, the Terms and Conditions for the 2002 Field Leadership Grant and Operating Guidelines, if any, are available. If you would like copies of any of these documents, contact:

Administrator, Stock Incentive Plan

The Pepsi Bottling Group, Inc.

One Pepsi Way

Maildrop 6North61

Somers, New York 10589

1-800-55PEPSI

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$3,379.51
Printing fees	$14,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$15,000
Miscellaneous

Total	$107,379.51

Item 15.	Indemnification of Officers and Directors

PepsiCo, Inc. (“PepsiCo”) does not have any provisions for indemnification of directors or officers in its Amended and Restated Articles of Incorporation. Article III, Section 3.7 of the By-Laws, as amended to September 18, 2009, provides that PepsiCo shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, investigative or arbitrative, by reason of the fact that such person, such person’s testator or intestate, is or was a director, officer or employee of PepsiCo, or is or was serving at the request of PepsiCo as a director, officer or employee of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. At the Board’s discretion, such indemnification may also include advances of a director’s, officer’s or employee’s expenses prior to final disposition of such action, suit or proceeding.

Section 55-2-02 of the North Carolina Business Corporation Act (the “North Carolina Act”) enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors arising out of an action whether by or in the right of the corporation or otherwise for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the North Carolina Act; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective. As noted above, PepsiCo’s Amended and Restated Articles of Incorporation do not contain a provision that eliminates or limits such personal liability.

Sections 55-8-50 through 55-8-58 of the North Carolina Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (b) that in all other cases his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by a majority vote of a quorum of the board of directors who are not parties to the proceeding in question, a duly designated committee of directors if a quorum of the full board cannot be established, special legal counsel selected by the board or duly designated committee of directors, or the shareholders (excluding shares owned or controlled by directors who are parties to the proceeding in question) in accordance with Section 55-8-55 of the North Carolina Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which a director was adjudged liable (whether or not involving action in his official capacity) on the basis of having received an improper personal benefit.

Sections 55-8-52 and 55-8-56 of the North Carolina Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application for and obtain court-ordered indemnification if the court determines that such director or officer is (1) entitled to mandatory indemnification under Section 55-8-52, in which case the court will also order the corporation to pay the director’s or officer’s reasonable expenses incurred to obtain court-ordered indemnification, and (2) fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he met the standard of conduct set forth in Section 55-8-51 or was adjudged liable as described in Section 55-8-51.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Consistent with the foregoing, PepsiCo has entered into indemnification agreements with each of its directors, pursuant to which PepsiCo has agreed to indemnify and hold harmless, to the full extent permitted by law, each director against any and all liabilities and assessments (including attorneys’ fees and other costs, expenses and obligations) arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other, including, but not limited to, judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing, incurred by the director and arising out of his status as a director or member of a committee of the Board of PepsiCo, or by reason of anything done or not done by the director in such capacities. After receipt of an appropriate request by a director, PepsiCo will also advance all expenses, costs and other obligations (including attorneys’ fees) arising out of or related to such matters. PepsiCo will not be liable for payment of any liability or expense incurred by a director on account of acts which, at the time taken, were known or believed by such director to be clearly in conflict with PepsiCo’s best interests.

Additionally, Section 55-8-57 of the North Carolina Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the North Carolina Act to indemnify that person. PepsiCo has purchased and maintains such insurance.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

99.1	PBG 2004 Long Term Incentive Plan.

99.2	PBG 2002 Long Term Incentive Plan.

99.3	PBG Long Term Incentive Plan.

99.4	The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan.

99.5	PBG Stock Incentive Plan.

99.6	Amendments to PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan (effective February 8, 2007).

99.7	Amendments to PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan (effective February 19, 2010).

*	Incorporated by reference

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 26th day of February, 2010.

PepsiCo, Inc.

By:	/s/ Indra K. Nooyi
Name:	Indra K. Nooyi
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Indra K. Nooyi	Chairman of the Board of Directors and Chief Executive Officer	February 26, 2010
Indra K. Nooyi

/s/ Richard Goodman	Chief Financial Officer	February 26, 2010
Richard Goodman

/s/ Peter A. Bridgman	Senior Vice President and Controller (Principal Accounting Officer)	February 26, 2010
Peter A. Bridgman

*	Director	February 26, 2010
Shona L. Brown

*	Director	February 26, 2010
Ian M. Cook

*	Director	February 26, 2010
Dina Dublon

*	Director	February 26, 2010
Victor J. Dzau

*	Director	February 26, 2010
Ray L. Hunt

*	Director	February 26, 2010
Alberto Ibargüen

*	Director	February 26, 2010
Arthur C. Martinez

*	Director	February 26, 2010
Sharon Percy Rockefeller

Signature	Title	Date

*	Director	February 26, 2010
James J. Schiro

*	Director	February 26, 2010
Lloyd Trotter

*	Director	February 26, 2010
Daniel Vasella

*By:	/s/ Thomas H. Tamoney, Jr.
Name:	Thomas H. Tamoney, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of PepsiCo, Inc. (incorporated by reference to Exhibit 4.1 to PepsiCo, Inc.’s Registration Statement on Form S-8 as filed on August 3, 2001, File No. 333-66632).*

4.2	By-Laws of PepsiCo, Inc., as amended on February 5, 2010 (incorporated by reference to Exhibit 3.2 to PepsiCo, Inc.’s Form 8-K as filed on February 5, 2010, File No. 001-01183).*

5.1	Opinion of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. as to the validity of the securities being issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of PepsiCo, Inc. (included in opinion filed as Exhibit 5.1).

24	Powers of Attorney (incorporated by reference to Exhibit 24 to PepsiCo, Inc.’s annual report on Form 10-K as filed on February 22, 2010, File No. 001-01183).*

99.1	PBG 2004 Long Term Incentive Plan.

99.2	PBG 2002 Long Term Incentive Plan.

99.3	PBG Long Term Incentive Plan.

99.4	The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan.

99.5	PBG Stock Incentive Plan.

99.6	Amendments to PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan (effective February 8, 2007).

99.7	Amendments to PBG 2004 Long Term Incentive Plan, PBG 2002 Long Term Incentive Plan, PBG Long Term Incentive Plan, The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan and PBG Stock Incentive Plan (effective February 19, 2010).

*	Incorporated by reference